UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ZENDESK, INC.
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Zendesk, Inc.
989 Market Street
San Francisco, CA 94103
April 2, 2021

Dear Zendesk Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Zendesk, Inc. (“Zendesk”) which will be held virtually on May 18, 2021 at 2:00 p.m. Pacific Time.

As we prepare for our Annual Meeting, we reflect upon a year of unprecedented challenges. These events have impacted our customers and the businesses and communities they serve, our employees and the neighborhoods in which our offices are located around the world, and our own families. We talked, supported, and engaged with our employees, customers and partners as soon as the early signs of the pandemic started to affect the way we work and live. We have drawn inspiration from their many examples of grit and solidarity as they persevered through the challenges we faced throughout the year.

For companies who were deeply affected, and for those who see the enduring changes and opportunities ahead, it has become apparent that speed, simplicity, and agility will continue to be even more important in a post-pandemic world. To help customers meet these challenges, we were excited to launch the new Zendesk Suite in February 2021, which combines all of our capabilities, including messaging, into one complete offering that continues to further democratize great customer service.

We also know that investing in and supporting our employees in a changing environment is key to achieving our growth goals. We moved quickly to help our employees transition to a fully remote way of working and provided physical and mental health support to help them through the pandemic, including offering access to additional personal leave benefits and work-from-home resources. As 2020 highlighted our need to continue our work against racial inequity, we also redoubled our commitment to diversity and equity initiatives by launching our global equity policy, building recruiting partnerships, and investing in internal programs to promote diverse leadership.

This past year has emphasized to us that change is constant. We are proud of how quickly we adapted and demonstrated our resilience, and have shown we are ready to move through 2021, confident in our position of being champions of customer service, and helping make customer service better for businesses of all sizes around the world. Now that we have achieved our $1 billion annual revenue target we set five years ago, and delivered strong year-over-year revenue growth of 26% in 2020, we are turning our focus to more than triple our annual revenue over the next five years.

We invite you to read more below and in our letter to stockholders filed on February 4, 2021, including major developments in our solutions during 2020, and our approach for delivering continued growth and value for our stockholders.

You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEN2021, where you will be able to listen to the meeting live, submit questions, and vote online. Details including how to attend the Annual Meeting online, and the business to be conducted, are more fully described in the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of and continued interest in Zendesk. We look forward to your attendance at our Annual Meeting.

Sincerely,

Mikkel Svane
Chair of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

On or about April 2, 2021, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report to Stockholders. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

2021 PROXY STATEMENT	1

In this Proxy Statement, the terms “Zendesk,” “the Company,” “we,” “us,” and “our” refer to Zendesk, Inc. and its subsidiaries. Notice is hereby given that Zendesk will hold its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) virtually on May 18, 2021 at 2:00 p.m. Pacific Time for the following purposes:

To elect three Class I directors, Ms. Archana Agrawal, Ms. Hilarie Koplow-McAdams and Ms. Michelle Wilson to hold office until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers; and	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations, and postponements thereof).

In light of continuing public health and travel concerns arising from the coronavirus (COVID-19) outbreak, we believe hosting a virtual meeting helps ensure the health and safety of our stockholders, Board of Directors, and management. Additionally, our virtual meeting is generally designed to enable participation of and access by more of our stockholders while decreasing the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Only stockholders of record at the close of business on March 22, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting virtually, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Zendesk the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors unless you provide specific instructions to your broker by completing and returning any voting instruction form that your broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting virtually, revoking your earlier submitted proxy, or voting your stock at the virtual meeting.

If you have any questions regarding this information or the proxy materials, please contact our investor relations department at ir@zendesk.com.

By Order of the Board of Directors,

Mikkel Svane
Chair of the Board of Directors and Chief Executive Officer

San Francisco, California
April 2, 2021

2

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Champions of Customer Service

Zendesk is a service-first customer relationship management (“CRM”) company, built to give organizations of all sizes, in every industry, the ability to deliver a transparent, responsive, and empowering customer experience. With solutions designed to address an increasingly broad set of customer interactions, Zendesk allows organizations to deliver omnichannel customer service, customize and build apps across the customer journey.

Zendesk’s product and platform solutions are developed to support a shared services infrastructure and common customer data platform. Zendesk offers solutions that are used throughout the customer lifecycle by key customer-facing teams, including support, sales, customer success, and more.

Our solutions include:

Zendesk Support is an easy-to-use system for tracking, prioritizing, and solving customer support tickets.	Zendesk Guide is a knowledge base that powers both customer self-service with content that is created and organized by each business.	Zendesk Chat is live chat software that provides a fast and responsive way to connect with customers in the moment.
Zendesk Talk is cloud-based call center software for more personal and productive phone and short message service support conversations.	Zendesk Sell is a sales CRM product solution to enhance productivity, processes, and pipeline visibility for sales teams.	Zendesk Explore provides analytics for organizations to measure and improve the entire customer experience.	Zendesk Gather enables companies to provide trusted and transparent support to customers through online community forums.

Our platform solutions include:

Zendesk Sunshine, our open and flexible CRM platform solution, provides organizations with the ability to model, store, and manage customer profiles, events, objects,and relationships.	Sunshine Conversations, Zendesk’s messaging platform solution, helps organizations build immersive messaging experiences across channels.

The Zendesk Suite, our service solution - which generally includes Support, Chat, Talk, Guide, Gather, Explore, and Sunshine - brings together all the critical components for delivering great customer service teams for success, and keeping businesses in sync.

2021 PROXY STATEMENT	3

ZENDESK AT A GLANCE

Performance highlights for 2020

In 2020, Zendesk surpassed our $1 billion annual revenue target for 2020 which we set five years ago. We achieved this milestone during a year of unprecedented turbulence that impacted many around the world, including our customers, the people they serve, our families, and our communities. Revenue for the year reached $1.030 billion, up 26% from the prior year period. Our growth was fueled by continued strong demand for our customer experience solutions. Around the world, organizations from global enterprises to new and fast-growing startups are using Zendesk’s products and platform as strategic solutions to transform their businesses and better engage with and serve their customers.

REVENUE (IN $ MILLIONS)

Growth in 2020 was driven by demand for our products from businesses that have needed to pivot their business models towards online engagement and, especially, those businesses which have become the cornerstone of the “pandemic economy” (food delivery, ecommerce, productivity).

The percentage of Support annual recurring revenue (“ARR”) generated by customers with 100 or more Support agents was approximately 44% at the end of the fourth quarter of 2020, compared to 43% at the end of the third quarter of 2020 and 43% as reported at the end of the fourth quarter of 2019. As we work on refining this metric, we have for illustrative purposes compared it to the percentage of our total ARR from customers with ARR of $100,000 or more, which was approximately 49% at the end of the fourth quarter of 2020. The steeper curve of this graph shows how enterprise-class implementations increasingly impact our revenues even as we continue to aggressively grow the number of small and midsized businesses using our products.

During the year, we expanded our product offerings and platform capabilities, furthering our leadership in CRM innovation. Some highlights include:

●	launching Zendesk Marketplace for Sell apps, which provides companies’ sales teams with a central place to access critical customer information from additional tools in the sales stack;
●	launching Explore Enterprise, the newest solution within our service-first CRM platform, which enables companies to analyze real-time data in order to understand changing needs; and
●	delivering integrated support for social messaging through our strategic partnerships with major social media platforms and services.

GAAP OPERATING MARGIN	NON-GAAP OPERATING MARGIN

Non-GAAP results exclude the following (in millions)	2014 ($)	2015 ($)	2016 ($)	2017 ($)	2018 ($)	2019 ($)	2020 ($)
Share-based compensation	32.1	52.6	73.4	84.6	119.5	156.7	182.2
Employer tax related to employee stock transactions	0.6	1.5	3.9	4.8	8.9	9.6	10.0
Amortization of purchased intangibles	1.5	2.2	3.8	3.7	4.8	10.4	10.7
Acquisition-related expenses	0.6	1.0	0.0	2.2	6.8	11.2	7.7
Amortization of share-based compensation capitalized in internal-use software	0.4	1.1	1.8	1.8	1.5	1.7	2.1
Real estate impairments	—	—	—	—	—	—	15.0
*

For more information regarding our paid customer accounts and the percentage of ARR from customers with 100 or more Zendesk Support agents and the percentage of our total ARR from customers with ARR of $100,000 or more, please see our Annual Report on Form 10-K for the year ended December 31, 2020 and our letter to stockholders filed on February 4, 2021. As used herein, “GAAP” refers to United States Generally Accepted Accounting Principles.

4

01	LETTER FROM THE CHAIR OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

02	NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

03	ZENDESK AT A GLANCE

06	CORPORATE GOVERNANCE
	06	Board snapshot
	06	Board of Directors
	07	Governance at Zendesk
	13	Board refreshment and succession planning
	15	The Board’s role and responsibilities
	16	Board structure
	19	Board practices, policies and processes
	23	Compensation of directors
	26	ESG at Zendesk: environmental, workforce, and community sustainability

30	EXECUTIVE OFFICERS

32	COMPENSATION DISCUSSION AND ANALYSIS
	33	Executive overview
	36	Design and structure of 2020 executive compensation
	45	Procedures for determining compensation
	47	Other compensation policies
	49	Report of the compensation committee of the Board of Directors

50	EXECUTIVE COMPENSATION TABLES
	50	Summary compensation table—2020
	51	Grants of plan-based awards in 2020
	52	Outstanding equity awards at fiscal year-end table—2020
	54	Option exercises and stock vested in 2020
	55	Employment arrangements
	55	Potential payments upon termination or change in control
	57	CEO pay ratio
	58	Equity compensation plan information
	58	Pension benefits
	58	Non-qualified deferred compensation
	58	Section 401(k) plan

59	AUDIT MATTERS
	59	Selection of independent registered public accounting firm
	59	Auditor fees
	60	Policy on audit committee pre-approval of audit and permissible non-audit services of independent registered public accounting firm
	60	Report of the audit committee of the Board of Directors

61	PROPOSAL ONE: ELECTION OF DIRECTORS

62	PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

63	PROPOSAL THREE: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

64	INFORMATION ABOUT STOCK OWNERSHIP
	64	Security ownership of certain beneficial owners and management

66	GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

69	PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS

70	TRANSACTION OF OTHER BUSINESS

2021 PROXY STATEMENT	5

Board snapshot

Board of Directors

		Director Since		Committee Membership
Name and Principal Occupation	Age(1)		Independent	AC	CC	NCG
ARCHANA AGRAWAL Chief Marketing Officer of Airtable	43	2020	Yes			●
HILARIE KOPLOW-MCADAMS Venture Partner of New Enterprise Associates	56	2017	Yes		●
MICHELLE WILSON Former Senior Vice President, General Counsel, and Secretary of Amazon.com, Inc.	58	2014	Yes	●		●
CARL BASS Lead Independent Director Former President and Chief Executive Officer of Autodesk, Inc.	63	2016	Yes		●
MICHAEL CURTIS Former Vice President of Engineering of Airbnb, Inc.	42	2019	Yes		●
MICHAEL FRANDSEN Executive Director, Products at Workday, Inc.	59	2017	Yes	●
BRANDON GAYLE Executive Vice President, Revenue, Brand, & Communications for Spurs Sports and Entertainment	40	2021	Yes	●
STEVE JOHNSON Vice President of Design of Netflix, Inc.	50	2021	Yes		●
MIKKEL SVANE Co-founder and Chief Executive Officer of Zendesk, Inc.	50	2007
THOMAS SZKUTAK Former Senior Vice President and Chief Financial Officer of Amazon.com, Inc.	60	2019	Yes	●		●
AC - Audit Committee CC - Compensation Committee NCG - Nominating and Corporate Governance Committee	●	- Member	●	- Chair
(1)	As of March 22, 2021.

6

CORPORATE GOVERNANCE

Governance at Zendesk

We are committed to developing, maintaining, and improving policies and practices that promote good governance across our Company. Some key highlights of our governance practices below:

✓	Director independence—Independent directors must constitute at least a majority of our Board of Directors (our “Board’) and independence is verified on a continuing basis
✓	Monitoring board effectiveness—Our Board must conduct an annual self-evaluation of itself and its committees
✓	Board access to independent advisors—Our Board as a whole, and each of its committees separately, has authority to retain independent experts, advisors, or professionals as each deems necessary or appropriate
✓	Majority voting—Our Board maintains policies on director resignations to facilitate our majority vote standard
✓	Board committees—All members of the audit, compensation, and nominating and corporate governance committees are independent in accordance with applicable NYSE criteria
✓	Director commitment—Continued monitoring of director service on other public company boards
✓	Periodically review at least annually and make necessary changes if any to the charters for each Board committee
✓	Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the Securities Exchange Commission
✓	Have a procedure and hotline in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters
✓	Have a code of business conduct and ethics that applies to our officers, directors, employees, and contingent workers
✓	Deep benchmarking of director compensation against peers and a middle-of-the-road approach
✓	Stock ownership guidelines in place for both executive officers and directors
✓	Regular review of auditor performance
✓	Effective Board and committee oversight of financial reporting, compensation philosophy, enterprise risk, and legal and financial compliance

2021 PROXY STATEMENT	7

CORPORATE GOVERNANCE

Overview of director experience and qualifications

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of our directors, because of their particular relevance to our business and strategy. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Mikkel Svane	Carl Bass	Thomas Szkutak	Michael Curtis	Hilarie Koplow- McAdams	Michelle Wilson	Michael Frandsen	Archana Agrawal	Steve Johnson	Brandon Gayle
Other Public Company Director Experience	✓	✓	✓		✓	✓		✓
Leadership and Experience in B2B Company	✓	✓	✓		✓	✓	✓	✓
Leadership and Experience in B2C Company			✓	✓		✓			✓	✓
Audit Committee Financial Expert			✓
Deep Product-Related Expertise	✓	✓		✓			✓		✓	✓
Operational Risk and Compliance Experience	✓	✓	✓			✓
Leadership in Go-to-Market strategy	✓	✓			✓					✓
Business Ethics	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Leadership Experience in Regulatory Matters			✓			✓
Leadership Experience in >$500B Market Cap Companies			✓			✓
Experience with International Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Diversity, including gender or race					✓	✓		✓	✓	✓
Executive Level Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Selection of directors

The below biographies of each of the nominees, continuing directors, and executive officers contain information regarding each such person’s service as a director or executive officer, business experience, and, with respect to the nominees and continuing directors, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes, or skills that caused our Board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes, and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of our Board be comprised of independent directors whom our Board has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the New York Stock Exchange (the “NYSE”).

8

CORPORATE GOVERNANCE

Biographical information on director nominees

The following is information concerning director nominees for election for a three-year term ending at the 2024 annual meeting.

Age: 43 Director Since: July 2020 Board Committees: Nominating and Corporate Governance
ARCHANA AGRAWAL

INDEPENDENT DIRECTOR
Chief Marketing Officer of Formagrid, Inc. d/b/a Airtable

Experience:
●Chief Marketing Officer of Airtable, a low-code app development platform, since March 2020.
●Served as the Head of Enterprise and Cloud Marketing at Atlassian, an enterprise software company, from May 2016 to March 2020.
●Served in various roles, including Head of Enterprise and Cloud Marketing, at Atlassian Corporation Plc, a software business, from December 2013 to March 2020.

Other Directorships:
●Serves as a member of the board of directors of MongoDB, Inc., a general purpose database platform, since August 2019.

Other Leadership Expertise and Service:
●Holds a M.B.A. from Harvard Business School and a M.S. in computer science from the University of Illinois at Urbana-Champaign.
●Ms. Agrawal was selected to serve on our Board because of her prior executive experience and her experience advising technology companies.

Age: 56 Director Since: September 2017 Board Committees: Compensation
HILARIE KOPLOW‑MCADAMS

INDEPENDENT DIRECTOR
Venture Partner of New Enterprise Associates

Experience:
●Venture Partner of New Enterprise Associates, a venture capital firm, since December 2017.
●President of New Relic, Inc., a digital intelligence company, from October 2015 until April 2017 and, prior to that, served as New Relic’s Chief Revenue Officer from December 2013 to September 2015.

Other Directorships:
●Served as a member of the board of directors of Tableau Software, Inc., a software company, from December 2016 until it was acquired by Salesforce.com, Inc. in August 2019.

Other Leadership Expertise and Service:
●Holds a B.A. in sociology from Mills College and a M.A. in public policy from the University of Chicago.
●Ms. Koplow‑McAdams was selected to serve on our Board because of her extensive experience as an executive in sales, marketing, customer success, and business development for various companies in the technology industry.

2021 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Age: 58 Director Since: January 2014 Board Committees: Audit Nominating and Corporate Governance
MICHELLE WILSON

INDEPENDENT DIRECTOR
Former Senior Vice President, General Counsel, and Secretary of Amazon.com, Inc.

Experience:
●Senior Vice President, General Counsel, and Secretary of Amazon.com, Inc., a technology company focused on e‑commerce, cloud computing, digital streaming, and artificial intelligence, from July 2003 to September 2012.

Other Directorships:
●Serves as a member of the board of directors of Okta, Inc., a software company, since August 2015.
●Serves as a member of the board of directors of Pinterest, Inc., a software company, since May 2016.

Other Leadership Expertise and Service:
●Holds a B.A. in business administration from the University of Washington and a J.D. from the University of Chicago.
●Ms. Wilson was selected to serve on our Board because of her significant experience as an executive in the technology industry.

Biographical information on continuing directors

The following is information concerning director nominees for election for a three-year term ending at the 2022 annual meeting.

Age: 63 Director Since: February 2016 Board Committees: Compensation
CARL BASS

LEAD INDEPENDENT DIRECTOR
Former President and Chief Executive Officer of Autodesk, Inc.

Experience:
●President and Chief Executive Officer of Autodesk, Inc., a software company, from May 2006 to February 2017.
●Interim Chief Financial Officer of Autodesk, Inc. from August 2014 to November 2014.

Other Directorships:
●Served on the board of directors of Autodesk, Inc. from January 2006 to June 2018.
●Served on the board of directors of HP Inc., a provider of software and technology, from November 2015 to September 2017.

Other Leadership Expertise and Service:
●Holds a B.A. in mathematics from Cornell University.
●Mr. Bass was selected to serve on our Board because of his extensive experience as an executive in the technology industry.

10

CORPORATE GOVERNANCE

Age: 59 Director Since: November 2017 Board Committees: Audit
MICHAEL FRANDSEN
INDEPENDENT DIRECTOR
Executive Director, Products of Workday, Inc.
Experience:
●Products team leader of Workday, Inc., a software company, since January 2010.
●Executive Director, Products at Workday, Inc. since January 2018.
●Workday, Inc.’s Executive Vice President of Products, Support and Delivery from March 2015 to October 2017, and as Senior Vice President of Products from July 2012 to February 2015.
Other Directorships:
●Served on the board of directors of Advent Software, Inc., a software company, from May 2014 until it was acquired by SS&C Technologies, Inc. in July 2015.
Other Leadership Expertise and Service:
●Holds a B.S. in finance and information systems from the University of Colorado at Boulder.
●Mr. Frandsen was selected to serve on our Board because of his extensive experience as a product executive in the technology industry.

Age: 40 Director Since: March 2021 Board Committees: Audit
BRANDON GAYLE
INDEPENDENT DIRECTOR
Executive Vice President, Revenue, Brand & Communications of San Antonio Spurs LLC d/b/a Spurs Sports & Entertainment.
Experience:
●Vice President of Engineering of Spurs Sports & Entertainment, a sports and entertainment company, since October 2019.
●Director of Global Sports Partnership and Solutions of Facebook, Inc., a social networking service, from March 2018 to October 2019.
●Head of Global Sports Partnerships for Instagram at Facebook, Inc., from November 2015 to March 2018.
Other Leadership Expertise and Service:
●Holds a M.B.A. from Harvard Business School and a B.A. in Economics from Harvard College.
●Mr. Gayle was selected to serve on our Board because of his leadership in community marketing and prior experience as an executive leading partnership solutions in the technology industry.

2021 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Age: 59 Director Since: January 2019 Board Committees: Audit Nominating and Corporate Governance
THOMAS SZKUTAK
INDEPENDENT DIRECTOR
Former Senior Vice President and Chief Financial Officer of Amazon.com, Inc.
Experience:
●Senior Vice President and Chief Financial Officer of Amazon.com, Inc., a technology company focused on e-commerce, cloud computing, digital streaming, and artificial intelligence, from October 2002 to June 2015.
●Serves as an advisor and operating partner of Advent International, a global private equity firm, since August 2017.
Other Directorships:
●Serves on the board of directors of Intuit Inc., a software company, since January 2018.
●Served on the board of directors of athenahealth, Inc., a healthcare technology company, from June 2016 to February 2019.
Other Leadership Expertise and Service:
●Holds a B.S. in business administration from Boston University.
●Mr. Szkutak was selected to serve on our Board because of his financial, accounting, and operational expertise from prior experience as a chief financial officer for a public technology company.

The following is information concerning directors continuing in office until the 2023 meeting.

Age: 42 Director Since: April 2019 Board Committees: Compensation
MICHAEL CURTIS
INDEPENDENT DIRECTOR
Former Vice President of Engineering of Airbnb, Inc.
Experience:
●Vice President of Engineering of Airbnb, Inc., an online marketplace and hospitality company, from February 2013 to March 2019.
●Director of Engineering of Facebook, Inc., a social networking service, from August 2011 to February 2013.
Other Leadership Expertise and Service:
●Serves as an advisor to Peloton Interactive, Inc., an interactive fitness platform, since June 2020.
●Mr. Curtis was selected to serve on our Board because of his prior experience as a product executive in the technology industry.

12

CORPORATE GOVERNANCE

Age: 50 Director Since: March 2021 Board Committees: Compensation
STEVE JOHNSON
INDEPENDENT DIRECTOR
Vice President of Design of Netflix, Inc.
Experience:
●Vice President of Design of Netflix, Inc., an online streaming entertainment service, since July 2016.
●Vice President of Design for LinkedIn Corporation, an online professional network, from June 2009 to July 2016.
Other Leadership Expertise and Service:
●Mr. Johnson was selected to serve on our Board because of his experience as a product design executive in the technology industry.

Age: 50 Director Since: August 2007
MIKKEL SVANE
Co-founder and Chief Executive Officer of Zendesk, Inc.
Experience:
●Co-founded Zendesk and has served as our Chief Executive Officer since August 2007.
●Appointed Chair of our Board in January 2014.
●Prior to founding Zendesk, founded and served as the Chief Executive Officer of Caput A/S, a software company, and served as a technology consultant.
Other Directorships:
●Serves as a member of the board of directors of Stitch Fix, Inc., an online personal styling service, since October 2018.
Other Leadership Expertise and Service:
●Holds an A.P. in marketing management from Arhus Kobmandsskole.
●Mr. Svane was selected to serve on our Board because of his operational and historical expertise gained from serving as our Chief Executive Officer.
●As one of our founders and the longest serving member of our Board, we also value his deep understanding of our business as it has evolved over time.

Board refreshment and succession planning

Identifying and evaluating director nominees

Our Board has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the nominating and corporate governance committee’s charter.

The nominating and corporate governance committee may gather information about the candidates through interviews, comprehensive background checks, questionnaires, or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process.	The nominating and corporate governance committee then discusses and evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board.	Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for our Board’s approval as director nominees for election to our Board.

2021 PROXY STATEMENT	13

CORPORATE GOVERNANCE

How we choose our candidates

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and considers all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee considers the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest, and other commitments. Other considerations include:

●	Proven Leadership. Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director.
●	Availability to Commit. Nominees must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all board of director and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Board Diversity
Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences.

In making determinations regarding nominations of directors, our nominating and corporate governance committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Additionally, as a publicly-held company headquartered in California, we comply with California legislation that requires our Board members to represent gender diversity as well as underrepresented communities. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for election to our Board.

Stockholder recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board tenure/retirement policy

The Board does not believe that arbitrary limits on the number of consecutive terms a director may serve or on the directors’ ages are appropriate in light of the substantial benefits resulting from a sustained focus on the Company’s business, strategy and industry over a significant period of time. Each individual’s performance will be assessed by the nominating and corporate governance committee in light of relevant factors in connection with assessments of candidates for nomination to be a director.

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The Board’s role and responsibilities

Our Board has deep and relevant industry experience paired with strong leadership in governance, compliance, and executive-level leadership. We are committed to the highest levels of independence and oversight in our Board with a diverse set of views and philosophies.

Board’s role in risk oversight

Our Board’s role in overseeing the management of our risks is conducted primarily through committees of our Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. Our full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables our Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

BOARD
●On a consistent basis, our Board reviews risks facing our Company and mitigation measures for those risks.
●Our Board reviews an enterprise risk assessment annually, along with management updates on managing those identified risks through its respective committees.

AUDIT COMMITTEE
●Oversees our enterprise risk assessment process, facilitated by our head of internal audit
●Oversees risks related to financial reporting, internal controls, legal matters, and fraud
●Oversees cybersecurity risk, including quarterly updates from our Chief Information Security Officer

COMPENSATION COMMITTEE
●Oversees Company risks and policies related to compensation, recruiting and retention of our executive officers
●Oversees risks related to our broader Company compensation philosophy
●Receives updates and oversees risks related to the regulatory environment for compensation

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
●Oversees Board and committee composition, including new director recruiting
●Oversees corporate governance policies and practices
●Oversees annual evaluation of the Board and its committees
●Oversees our environmental, social and governance policies, programs and public disclosure

MANAGEMENT
●Manages implementation and execution of mitigation measures related to risks identified through our enterprise risk assessment
●Manages and oversees risks related to financial reporting and internal controls during regular management disclosure committee meetings
●Maintains robust internal and external audit processes supported by a strong legal function

Risks related to cybersecurity

More than 170,000 paid customer accounts (as of December 31, 2020) trust Zendesk with their data, and this responsibility is something we take very seriously. We combine enterprise-class security features with comprehensive audits of our applications, systems, and networks to ensure customer and business data is always protected. We are committed to ensuring our Board is consistently updated on threats to our business, as well as receives updates on the mitigation process through quarterly reviews from our Chief Information Security Officer to our audit committee. The audit committee regularly reports to the full Board on these risks and reviews.

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CORPORATE GOVERNANCE

Role in corporate responsibility and corporate citizenship and our code of business conduct and ethics

Our Board has adopted a code of business conduct and ethics, which includes our anti-corruption and anti-bribery policies, that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A copy of our code of business conduct and ethics is available on our website at https://investor.zendesk.com and may also be obtained without charge by contacting our Secretary at Zendesk, Inc., 989 Market Street, San Francisco, CA 94103. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as required by the applicable rules and NYSE requirements. During the fiscal year ending December 31, 2020, or fiscal year 2020, no waivers from any provision of our code of business conduct and ethics were granted to our executive officers and directors.

●	Anonymous hotline. We provide the ability through a platform and hotline for our employees to anonymously submit complaints regarding accounting, internal accounting control or auditing matters, potential violations of the federal securities laws, or potential violations of anti-corruption laws. Such complaints are treated in a confidential manner through a process provided in our Audit Committee Complaint Procedures, also available on our website at https://investor.zendesk.com.
●	Labor standards and human rights. We support the elimination of modern slavery and human trafficking as set forth in the United Nations Declaration of Human Rights and are committed to holding ourselves to high standards of legal and ethical business conduct. Our code of business conduct and ethics prohibits any unlawful or unethical activity by all of our directors, officers, employees, and consultants. We additionally have partnered with and donated our product to the International Rescue Committee and the Child Rescue Coalition.

Board structure

Board leadership structure

Mikkel Svane, our founder and Chief Executive Officer, serves as Chair of our Board and presides over meetings of our Board, holds such other powers, and carries out such other duties as are customarily carried out by the chair of a board. Mr. Svane brings valuable insight to our Board due to the perspective and experience he brings as our founder and Chief Executive Officer.

Our Board has appointed Carl Bass to serve as our lead independent director. As lead independent director, Mr. Bass presides over regularly scheduled executive sessions of our independent directors throughout the year, serves as a liaison between our Chair of the Board and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Board independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Mmes. Koplow-McAdams, Agrawal, and Wilson and Messrs. Bass, Frandsen, Curtis, Szkutak, Gayle and Johnson do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Transactions with related persons.”

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Standing committees of the Board

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of the audit, compensation, and nominating and corporate governance committees operates pursuant to a separate written charter adopted by our Board that are available to stockholders on our website at https://investor.zendesk.com.

Chair: Thomas Szkutak Members: Michael Frandsen Michelle Wilson Brandon Gayle
AUDIT COMMITTEE

Our audit committee consists of Ms. Wilson and Messrs. Frandsen, Szkutak, and Gayle with Mr. Szkutak serving as Chair. The composition of our audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the listing standards of the NYSE. Mr. Szkutak is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee, among other things:

●selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●helps to ensure the independence and performance of the independent registered public accounting firm;
●discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;
●oversees the adequacy of internal controls;
●develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●reviews and oversees legal process and regulatory compliance matters;
●reviews our policies on risk assessment and risk management;
●regularly reviews risk assessments from management with respect to cybersecurity, including the adequacy and effectiveness of the Company’s internal controls regarding cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks;
●reviews related party transactions; and
●approves all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Our audit committee is responsible for reviewing the Company’s enterprise risk management framework and major risk exposures.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our Board has delegated to Mr. Szkutak the authority to pre-approve any audit and permissible non-audit services to be performed by our independent registered public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision. Our audit committee held five meetings during fiscal year 2020.

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Chair: Carl Bass Members: Hilarie Koplow-McAdams Michael Curtis Steve Johnson
COMPENSATION COMMITTEE

Our compensation committee consists of Ms. Koplow-McAdams and Messrs. Bass Curtis, and Johnson with Mr. Bass serving as Chair. The composition of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of the compensation committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our compensation committee, among other things:

●reviews, approves, and determines the compensation of our executive officers;
●reviews and makes recommendations to the Board regarding the compensation of our directors;
●administers our stock and equity incentive plans;
●reviews and approves, or makes recommendations to our Board regarding, incentive compensation and equity plans;
●reviews and approves the peer group companies used to inform the evaluation of incentive compensation and equity plans; and
●establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The charter of the compensation committee permits the compensation committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee. The compensation committee retains and does not delegate any of its responsibilities related to the review, approval, or determination of the compensation of our executive officers. Our compensation committee held four meetings during fiscal year 2020.

Chair: Michelle Wilson Members: Archana Agrawal Thomas Szkutak
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee consists of Mmes. Agrawal and Wilson, and Mr. Szkutak, with Ms. Wilson serving as Chair. The composition of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

●identifies, evaluates, selects, and makes recommendations to our Board regarding, nominees for election to our Board and its committees;
●considers and makes recommendations to our Board regarding the composition of our Board and its committees;
●reviews and assesses the adequacy of our corporate governance guidelines and recommends any proposed changes to our Board;
●oversees environmental, social, and governance (“ESG”) policies, programs and public disclosures; and
●evaluates the performance of our Board and of individual directors.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of the NYSE. Our nominating and corporate governance committee held four meetings during fiscal year 2020.

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Board practices, policies and processes

Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, our Board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.

History of commitment to good governance practices

Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the NYSE.

Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Independence of our Board of Directors” below), at the direction of our Board, we also:

✓Periodically review and make necessary changes to the charters for our audit, compensation, and nominating and corporate governance committees;
✓Have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
✓Have a procedure in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and
✓Have a code of business conduct and ethics that applies to our officers, directors, and employees.

Corporate Governance Guidelines

In addition, we have adopted a set of corporate governance guidelines. The nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:

✓Director independence—Independent directors must constitute at least a majority of our Board;
✓Monitoring board effectiveness—Our Board must conduct an annual self-evaluation of itself and its committees;
✓Board access to independent advisors—Our Board as a whole, and each of its committees separately, has authority to retain independent experts, advisors, or professionals as each deems necessary or appropriate;
✓Majority voting—Our Board maintains policies on director resignations to facilitate our majority vote standard; and
✓Board committees—All members of the audit, compensation, and nominating and corporate governance committees are independent in accordance with applicable NYSE criteria.

A copy of our corporate governance guidelines can be found on our website at https://investor.zendesk.com.

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CORPORATE GOVERNANCE

Board meetings and attendance

Our Board held five meetings in fiscal year 2020. During their respective terms of service, each director attended at least 75% of all meetings of our Board and the committees on which they served that were held during fiscal year 2020. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our Board, and all meetings of the committees on which they serve. Seven of our directors then serving in such capacity attended our 2020 Annual Meeting of Stockholders.

Board performance evaluations

Our Board takes self-accountability and improvement seriously. Our Board and its committees conduct an annual self-evaluation process, after which the Board and its committees discuss specific action items among themselves and with management. Additionally, we maintain comprehensive subject matter calendars, updated annually, for the Board and its committees to ensure we are discussing major strategic topics at regular intervals.

Director orientation and continuing education

New directors are provided a robust package of Board and committee materials and are provided with opportunities to connect with senior management and functional heads across our organization. Throughout the year, we are committed to director education. Our nominating and corporate governance committee oversees a flexible and open continuing education reimbursement policy, and our committees receive regular, targeted updates on regulatory developments and trends relevant to their oversight functions. Additionally, we maintain memberships for all directors with the National Association of Corporate Directors.

Stockholder communications

Our Board provides to every stockholder or other interested party the ability to communicate with our Board as a whole, the non-employee directors as a group, and with individual directors on our Board through an established process for stockholder communication. For a stockholder communication directed to our Board as a whole, stockholders and other interested parties may send such communication to our Secretary at secretary@zendesk.com or via U.S. Mail or Expedited Delivery Service to: Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attn: Board of Directors c/o Secretary.

For a stockholder communication directed to the non-employee directors as a group or an individual director in his or her capacity as a member of our Board, stockholders and other interested parties may send such communication to the attention of the non-employee directors or the individual director at secretary@zendesk.com or via U.S. Mail or Expedited Delivery Service to: Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attn: [Non-Employee Directors or Name of Individual Director] c/o Secretary.

The Secretary shall review all incoming communications and forward such communications to the appropriate member(s) of our Board. The Secretary will generally not forward communications that are unrelated to the duties and responsibilities of our Board, including communications that the Secretary determines to be primarily commercial in nature, product complaints, or inquires, and materials that are patently offensive or otherwise inappropriate.

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Transactions with related persons

Certain relationships and transactions

Other than the transactions discussed below and the compensation agreements, equity compensation policies, grants of certain equity awards, and other arrangements which are discussed below in “Compensation of directors” and “Compensation Discussion and Analysis” (together, the “Service Compensation”), since January 1, 2020, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family, had or will have a direct or indirect material interest.

Transactions

We have granted stock options and other equity awards to our executive officers and our directors. See the sections titled “Grants of Plan-Based Awards in 2020,” “Outstanding Equity Awards at Fiscal Year-End Table—2020,” and “Non-Employee Director Compensation Table—2020” for a description of these options and equity awards.

We have entered into arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.

We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Indemnification of officers and directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	any breach of their duty of loyalty to our Company or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware (“DGCL”); or
●	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

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Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our certificate of incorporation and bylaws, and in indemnification agreements that we enter into with our directors and executive officers, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. As described in our Annual Report on Form 10-K for the year ended December 31, 2020, a consolidated federal putative class action was filed against the Company and certain of its executive officers in 2019. On March 2, 2021, the court granted our motion to dismiss the case and, on March 23, 2021, judgment was entered dismissing the case with prejudice. Plaintiff has until April 22, 2021 to notify the court of its intent to appeal the dismissal order and related judgment. The related derivative action, as described in our Annual Report on Form 10-K for the year ended December 31, 2020, remains pending. Other than the matter identified in the preceding sentences, at present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Procedures for approval of related party transactions

The audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” other than Service Compensation, which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions.

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Compensation of directors

Non-employee director compensation policy

We maintain a policy providing for annual retainers for our non-employee directors, which was amended and restated on April 25, 2019. Since 2019, our non-employee directors have the option to elect to receive the following annual retainers for their service in the form of cash or restricted stock units having a grant date fair value equal to the value of the retainer to be paid during such period (based on the 30-trading day trailing average closing price of our common stock on the NYSE prior to the grant date). Any restricted stock units that were granted in lieu of cash were granted in four equal installments on each of February 15, May 15, August 15, and November 15, and are fully vested upon grant.

Cash Retainer ($)
Annual Retainer for Non-Employee Directors	35,000
Additional Annual Retainer for Lead Independent Director	20,000
Additional Annual Retainer for Audit Committee Chairperson	20,000
Additional Annual Retainer for Compensation Committee Chairperson	15,000
Additional Annual Retainer for Nominating and Corporate Governance Committee Chairperson	10,000
Additional Annual Retainer for Audit Committee Non-Chairperson Members	10,000
Additional Annual Retainer for Compensation Committee Non-Chairperson Members	7,500
Additional Annual Retainer for Nominating and Corporate Governance Committee Non-Chairperson Members	5,000

Our policy provides that on the date of each annual meeting of stockholders, each non-employee continuing director will be granted an annual award of restricted stock units having a grant date fair value of $200,000. The restricted stock units will fully vest on the first anniversary of the grant date, in each case subject to continued service as a director through the vesting date, and such awards are subject to full acceleration of vesting upon a sale of the Company. Upon such director’s initial appointment to the Board, each non-employee director shall receive an equity grant of restricted stock units having a grant date fair value of $200,000, as pro-rated for the amount of time remaining until the anniversary of the most recent annual meeting of the stockholders. The restricted stock units will fully vest on the anniversary of the Company’s most recent annual meeting of stockholders, in each case subject to continued service as a director through the vesting date, and such awards are subject to full acceleration of vesting upon a sale of the Company.

Director Compensation Benchmarking—For fiscal year 2020, the compensation committee reviewed and benchmarked components of our non-employee director pay to be competitive against the 50th percentile of director pay of our peers and the committee decided to approve no changes to the policy. For details on how we determine our peer group, please see the discussion under the heading “Compensation Discussion and Analysis” below.

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Non-employee director compensation table — 2020

The following table presents the total compensation for each person who served as a non-employee member of our Board during fiscal year 2020. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Mr. Svane as an employee of the Company is presented in “Executive Compensation—Summary Compensation Table—2020.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)(11)		Total ($)
Archana Agrawal(11)	20,000		218,816	(10)	238,816
Carl Bass(11)	—	(3)	288,320	(9)(10)	288,320
Michael Curtis(11)	—	(4)	259,633	(9)(10)	259,633
Michael Frandsen(11)	—	(5)	262,205	(9)(10)	262,205
Hilarie Koplow-McAdams(11)	—	(6)	259,633	(9)(10)	259,633
Caryn Marooney(11)	—	(7)	25,027	(9)(10)	25,027
Thomas Szkutak(11)	—	(8)	277,743	(9)(10)	277,743
Michelle Wilson(11)	55,000		215,622	(10)	270,622
(1)

The amounts reported represent the aggregate grant date fair value of the stock awards, awarded to the director in fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of stock awards, as applicable, reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 12, 2021. Amounts reported in this column reflect the accounting cost for these stock awards and do not correspond to the actual economic value that may be received by the directors.

(2)

Each restricted stock unit award was granted pursuant to our 2014 Plan. Unless otherwise specified, each restricted stock unit award will fully vest on the first anniversary of the grant date, in each case, subject to continued service as a director through the vesting date.

(3)

Mr. Bass elected to receive all of his $70,000 annual retainer in the form of restricted stock units, resulting in a total grant of 796 restricted stock units with an aggregate grant date fair value of $72,698.

(4)

Mr. Curtis elected to receive all of his $42,500 annual retainer in the form of restricted stock units, resulting in a total grant of 482 restricted stock units with an aggregate grant date fair value of $44,011.

(5)

Mr. Frandsen elected to receive all of his $45,000 annual retainer in the form of restricted stock units, resulting in a total grant of 510 restricted stock units with an aggregate grant date fair value of $46,583.

(6)

Ms. Koplow-McAdams elected to receive all of her $42,500 annual retainer in the form of restricted stock units, resulting in a total grant of 482 restricted stock units with an aggregate grant date fair value of $44,011.

(7)

Ms. Marooney elected to receive all of her $23,750 annual retainer in the form of restricted stock units, resulting in a total grant of 302 restricted stock units with an aggregate grant date fair value of $25,027.

(8)

Mr. Szkutak elected to receive all of his $60,000 annual retainer in the form of restricted stock units, resulting in a total grant of 680 restricted stock units with an aggregate grant date fair value of $62,121.

(9)

For non-employee directors who have elected to receive their fees in restricted stock units in lieu of cash, the Company targets granting restricted stock units that have a grant date fair value equal to the amount of fees in respect of compensation during that quarter, based on the 30-trading day trailing average closing price of our common stock on the NYSE prior to the grant date. Due to the Company’s method of determining the number of shares issuable pursuant to the restricted stock units and the determination of the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), the accounting cost of such grants will differ from the amount of cash retainer foregone, as noted in the table below.

(10)

The Company targets granting non-employee directors an annual award of restricted stock units having a grant date fair value of $200,000 based on the 30-trading day trailing average closing price of our common stock on the NYSE prior to the grant date. Due to the Company’s method of determining the number of shares issuable pursuant to the restricted stock units and the determination of the grant date fair value under FASB ASC Topic 718, the accounting cost of each such grant was $218,816.

(11)	Each of the Company’s directors is subject to its Stock Ownership Guidelines as described in detail under the heading “Compensation Discussion and Analysis.”

24

CORPORATE GOVERNANCE

We reimburse all reasonable out-of-pocket expenses incurred in attending Board and committee meetings and certain Company events.

The amounts included in the “Stock Awards” column of the preceding table representing the awards of the restricted stock units granted to our non-employee directors in lieu of annual retainers in fiscal year 2020 are described below. Each of the awards vested and settled in full on the grant date.

Name	Grant Date	Number of Restricted Stock Units Granted	Grant Date Fair Value ($)	Total Cash Retainer Foregone ($)
Carl Bass	02/15/2020	205	18,548	17,500
	05/15/2020	246	18,339	17,500
	08/15/2020	191	16,783	17,500
	11/15/2020	154	19,027	17,500
Michael Curtis	02/15/2020	124	11,220	10,625
	05/15/2020	149	11,108	10,625
	08/15/2020	116	10,193	10,625
	11/15/2020	93	11,490	10,625
Michael Frandsen	02/15/2020	131	11,853	11,250
	05/15/2020	158	11,779	11,250
	08/15/2020	122	10,720	11,250
	11/15/2020	99	12,231	11,250
Hilarie Koplow-McAdams	02/15/2020	124	11,220	10,625
	05/15/2020	149	11,108	10,625
	08/15/2020	116	10,193	10,625
	11/15/2020	93	11,490	10,625
Caryn Marooney(1)	02/15/2020	139	12,577	11,875
	05/15/2020	167	12,450	11,875
Thomas Szkutak	02/15/2020	175	15,834	15,000
	05/15/2020	210	15,656	15,000
	08/15/2020	163	14,323	15,000
	11/15/2020	132	16,309	15,000
(1)	Ms. Marooney resigned from the Board effective upon the conclusion of the 2020 Annual Meeting held on May 19, 2020.

Our non-employee directors held the following aggregate number of shares of our common stock subject to unexercised stock options and unvested restricted stock units as of December 31, 2020.

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Units
Archana Agrawal	—	2,272
Carl Bass	50,000	2,769
Michael Curtis	—	2,769
Michael Frandsen	—	2,769
Hilarie Koplow-McAdams	—	2,769
Caryn Marooney(1)	—	—
Thomas Szkutak	—	2,769
Michelle Wilson	—	2,769
(1)	Ms. Marooney resigned from the Board effective upon the conclusion of the 2020 Annual Meeting held on May 19, 2020.

2021 PROXY STATEMENT	25

CORPORATE GOVERNANCE

ESG at Zendesk: environmental, workforce, and community sustainability

We aim have a balanced long-term focus on the communities we impact.

Our employees at a glance

The Company employed approximately 4,130 people as of December 31, 2020, including the following employees in each region as provided below:

Americas	EMEA	APAC

In 2020 through today, we continue to operate in a remote capacity. Post-pandemic, we intend for a significant proportion of our workforce to continue to be designated as remote employees. By hiring and maintaining a large percentage of remote teams, we are able to more easily enter new geographical regions to support our customers and expand our talent footprint while keeping diversity top-of-mind. Our U.S. employees are not represented by a labor union, and we have not experienced any work stoppages globally.

26

CORPORATE GOVERNANCE

Our commitment to diversity, equity, and inclusion

Armed with the slogan, “Put in the work,” our commitment to diversity, equity, and inclusion is about taking concrete and sustained action in building belonging-rich environments where the mosaic of our employees can find success. For us, that means hiring diversely, building equitable processes and leading inclusively every step of the way.

Our representation at a glance

In the year ending December 31, 2020, our workforce grew by over 500 employees. Over 37% of our global workforce identify as female and 60% identify as male, while approximately 2% of employees chose not to disclose an identification. Within the United States, our employees self-identified their race and ethnicity as provided below (as of December 31, 2020):

RACIAL ETHNIC DIVERSITY AT ZENDESK

Global Equity Policy:
In 2020, we released a Global Equity Policy, which encourages our employees to seek opportunities to promote equity through our work, model respectful and inclusive behavior, and prevent and report policy violations.

Recruiting Partnerships. We’ll continue to drive progress through targeted recruiting partnerships (which have included relationships with The Mom Project, Breakline, National Sales Network, BYP Network, and Women Who Code), debiasing our job descriptions using artificial intelligence software, and implementing initiatives focused on ensuring greater representation from underrepresented communities in our sourcing and recruiting processes.

Zendesk Global Allyship Toolkit. In 2020, we released an allyship toolkit globally to enable people managers to be allies in their communities and workplace. In 2021, we’re doubling down on our commitment to develop the next generation of leaders through Ignite, a program for rising underrepresented leaders.

Employee Communities

In 2020, we evolved our employee resource group global framework into an “Employee Communities” structure to reflect their function as the foundation of culture and inclusion at Zendesk.

Led by three primary areas of investment - our people, our products and customers, and corporate social impact, Employee Communities work to educate others and raise awareness about issues that affect our workforce in and beyond company walls, advocate for product and service accessibility, and build relationships with external partners and organizations.

Employee Communities are supported by executive sponsors, including John Geschke, Jeffrey Titterton, and Elena Gomez (among others), represents many of our regions, and offers development opportunities through coaching, mentorship programs, and discussion forums. We now hold an offering of eight communities that represent persons of color, LGBTQIA+ employees, women and underrepresented identities, women in technical roles, veterans, parents and caregivers, persons of different generations, and persons of different mental, cognitive and physical abilities.

2021 PROXY STATEMENT	27

CORPORATE GOVERNANCE

How we develop and retain our people

As a company, we are investing in the future of our employee experience with a similar philosophy to our view on the future of customer experience.

We believe that building a high performing and agile workforce requires enabling our employees to learn, adapt, and model strong leadership capabilities as we grow.

Over
1,100
employees across levels actively participated in learning programs in 2020, while all employees had access to always-on learning opportunities via our online learning platform. Our learning programs include building leadership capabilities and fostering equity and inclusion and working in a digital-first environment. Our online learning platform also includes training materials regarding our Global Anti-Corruption Policies and our Policy on Insider Trading and Disclosure. Furthermore, we have partnerships in place with external learning partners, including BetterUp for coaching.

Over
400
people managers engaged in a University of California, Berkeley Executive Education leadership series focused on leading in a virtual, complex, and ambiguous world. Additionally, over 700 people managers participated in sessions on racism, equity and privilege to support us in leading inclusively and with empathy.

Employee engagement
Zendesk’s employee engagement outcome is high at approximately seven points above our industry benchmark. We also began to measure inclusion more comprehensively, and our first survey yielded outcomes that were favorable compared to our industry benchmarks.

Total rewards

Our total rewards programs are designed to attract, reward and retain our talented employees in a transparent and equitable way. Zendesk offers market competitive compensation, reviewed at least annually, and a comprehensive healthcare benefits package to all employees worldwide. In response to the COVID-19 pandemic, our top priority has been to ensure our employees have the resources they need to care for themselves and their families. We introduced and promoted new and existing resources related to mental health and mindfulness, time away and caregiving leave, as well as financial support and reimbursements to encourage healthy living and establishing remote workspaces.

Comprehensive benefits
We strive to offer options that are competitive, locally relevant and provide the resources needed to live fully, healthy and balanced in work and life. Our benefits include comprehensive healthcare, income protection insurance, time off and leave programs, retirement programs and additional resources to support employee’s overall well-being.

Mental health & well-being
We prioritize well-being and offer resources focused on mental health. These resources include online therapy programs from licensed clinicians through a third-party provider, relationship counseling and critical incident support through LifeWorks, and an online application that promotes mindfulness and guided meditation.

Family resources
Employees have access to an online platform that finds general care services to support employees in balancing work and life. We also offer family-forming benefits with access to employer-sponsored funds through Carrot Fertility to pay for fertility treatments and family-forming services, including adoption and surrogacy. We have a global parental leave program with an equal length of time for birthing and non-birthing parental leave.

Pay equity We are committed to pay equity and perform pay equity analysis globally on an annual basis.

28

CORPORATE GOVERNANCE

Social impact & environmental sustainability

Social impact and sustainability have long been a foundational element of Zendesk’s culture and brand. Promoting empathy to solve complex social and environmental issues is a core value; we believe it is an important way for employees to engage with work, our customers, and our communities around the globe. Our goals for social impact fall into four core areas:

Improve our environmental stewardship
●We set goals for operating 100% of our offices on renewable energy by the end of 2021 and ensuring our data center hosting operations are carbon neutral by the end of 2022.
●We are also focusing on reducing our greenhouse gas emissions. We believe that our ability to become a net-zero emitter for our Scope 1 and 2 emissions will be achievable by the end of 2021 and for our hosting operations by the end of 2022. We will also be analyzing strategies for bringing down our material Scope 3 emissions by the end of 2030 despite our forecasted growth as a company during that time.
●We are reducing our environmental impact by responsibly recycling and selling equipment for reuse, while recovering value from our obsolete IT equipment.
●We have partnered with a global electronics disposition partner that meets our requirements for operating under ISO 14001 certification, as well as the strong e-Stewards certification (or a comparable local standard). Data security is always paramount—all drives are wiped and destroyed while certificates of destruction are retained.
Giving money We funded over $3M to Zendesk Neighbor Foundation to grant to nonprofits, including those who have engaged on issues of racial inequity in our communities.

Giving time Zendesk has transitioned to focusing on virtual volunteering during the pandemic. In 2020, our employees volunteered over 5,000 hours virtually around the world.

Giving technology and expertise
Zendesk responded quickly in the wake of the COVID-19 pandemic, with a free software offer to non-profits and community organizations who provide community aid, including the equivalent of over $1M worth of software to organizations such as Wir Gegen Corona and Hospitality Helps.

Data privacy and trust

Zendesk understands the importance of data protection in an evolving digital world, and we make customer trust a priority because we know that customer data is important to our customers’ values and operations. That’s why we keep customer information private and safe. Our customers entrust us with large amounts of sensitive information, stemming from a wide range of industries including healthcare, financial services, government, and technology.

Zendesk helps customers maintain control of their privacy and data security through:

Data security
We provide our customers compliance with high security standards, such as encryption of data in motion over public networks, auditing standards (SOC 2, ISO 27001, ISO 27018), Distributed Denial of Service (“DDoS”) mitigations, and a Support team that is on-call 24/7.

Security community
Zendesk is an active participant and member of information security communities such as the Forum of Incident Response and Security Teams (FIRST), the Information Technology Information Sharing and Analysis Center (IT-ISAC), and the Cloud Security Alliance. We contribute to these networks as we recognize the value of cooperation in ensuring the protection of customer data.

Disclosure of customer service data
Zendesk only discloses Service Data to third parties where disclosure is necessary to provide the services or as required to respond to lawful requests from public authorities, in accordance with our Government Data Request Policy. Any such requests are documented in our Transparency Report.

Access management
Zendesk provides an advanced set of access and encryption features to help customers effectively protect their information. We do not access or use customer content for any purpose other than providing, maintaining and improving the Zendesk services and as otherwise required by law.

Trust
Zendesk has developed security protections and control processes to help our customers ensure a secure environment for their information. Independent third-party experts have confirmed our adherence to high industry standards.

2021 PROXY STATEMENT	29

In addition to Mr. Mikkel Svane, our Chair of the Board and Chief Executive Officer, who also serves as a director, our executive officers as of March 22, 2021 consisted of the following:

ELENA GOMEZ 50 Chief Financial Officer(1)

Ms. Gomez has served as our Chief Financial Officer since May 2016. Ms. Gomez has served on the board of directors of Smartsheet, Inc., a software company, since October 2017 and the board of directors of PagerDuty, Inc., a cloud computing company, since November 2018. From July 2010 to April 2016, Ms. Gomez served in senior finance roles at salesforce.com, Inc., a software company, including Senior Vice President Go To Market Distribution from July 2015 to April 2016, and Vice President Sales and Support and Marketing Finance from June 2011 to June 2015. Ms. Gomez holds a B.S. in business administration from the Haas School of Business at the University of California, Berkeley.

NORMAN GENNARO 54 President of Sales

Mr. Gennaro has served as our President of Sales since November 2019. Mr. Gennaro served as our Senior Vice President, Worldwide Sales from January 2018 to November 2019. From April 2012 to December 2017, Mr. Gennaro served as a Territories Market Segment Leader for North America for Amazon Web Services, an information technology service management company. Prior to that, Mr. Gennaro held senior roles at the Oracle Corporation, a software company, including Vice President from March 2006 to March 2012, and Senior Technical Director from January 2000 to March 2006. Mr. Gennaro holds a Management in Information Systems degree from the University of Notre Dame and M.B.A. from the Notre Dame de Namur University.

INAMARIE JOHNSON 56 Chief People and Diversity Officer

Ms. Johnson has served as our Chief People Officer since June 2018 and in January 2020 assumed the role of Chief People and Diversity Officer. From July 2015 to June 2018, Ms. Johnson served as Senior Vice President and Chief Human Resources Officer for Plantronics, Inc., an audio communications company. From September 2011 to June 2015 she held the role of Chief Human Resources Officer at UTi Worldwide Inc., a supply chain management company. Prior to that, Ms. Johnson held senior leadership roles at Honeywell International Inc., an international technology and manufacturing company, including Vice President, Human Resources Functional Transformation and Vice President, Human Resources, Communication and Six Sigma. Ms. Johnson holds a B.A. in social sciences, with an emphasis in human resource management, from the University of California, Berkeley, and a M.A. in organizational development and management from John F. Kennedy University.

(1)	Ms. Gomez notified us of her intent to resign from her position as Chief Financial Officer, to become effective in the quarter ending June 30, 2021 and no earlier than the filing of our Form 10-Q for the quarter ending March 31, 2021.

30

EXECUTIVE OFFICERS

ADRIAN McDERMOTT 52 President of Products

Mr. McDermott has served as our President of Products since October 2016. Mr. McDermott has served on the board of directors of FireEye, Inc., a security software company, since January 2019. Mr. McDermott served as our Senior Vice President, Product Development from July 2010 until October 2016. Mr. McDermott holds a B.Sc. in computer science from De Montfort University.

JOHN GESCHKE 50 Chief of Staff

Mr. Geschke has served as our Chief of Staff since November 2019 and served as our Chief Legal Officer from May 2017 to January 2021. Mr. Geschke served as our Senior Vice President, Administration from October 2015 to November 2019 and as our General Counsel and Secretary from July 2012 to May 2017. From April 2010 to June 2012, Mr. Geschke served as General Counsel of Norwest Ventures Partners, a venture capital firm. Mr. Geschke holds an A.B. from Princeton University with a concentration in the School of Public and International Affairs and a J.D. from Stanford University.

JEFFREY TITTERTON 48 Chief Marketing Officer

Mr. Titterton has served as our Chief Marketing Officer since October 2018 and our Senior Vice President, Marketing from May 2017 to October 2018. From January 2017 to May 2017, Mr. Titterton served as the Head of Global Campaign and Engagement Marketing for Adobe Inc., a software company, and as Head of Engagement Marketing, Creative Cloud, from August 2013 to January 2017. Prior to that, Mr. Titterton served as the Chief Marketing Officer for 99designs, a graphic design marketplace, from August 2011 to August 2013. Mr. Titterton holds a B.A. in English with a concentration in economics from Cornell University.

2021 PROXY STATEMENT	31

Our Compensation Discussion and Analysis describes our executive compensation program and the decisions for fiscal year 2020, regarding the compensation for:

MIKKEL SVANE	ELENA GOMEZ	NORMAN GENNARO	ADRIAN McDERMOTT	JOHN GESCHKE
Chief Executive Officer	Chief Financial Officer	President of Sales	President of Products	Chief of Staff

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as the “Named Executive Officers,” or “NEOs.”

We believe the compensation program for our Named Executive Officers in fiscal year 2020 was instrumental in helping us to achieve strong performance in fiscal year 2020, including 26% year-over-year growth in revenue for the full fiscal year 2020 period in the face of an unprecedented global pandemic. Our long-term incentive equity mix and our choice of metrics in our short-term incentives were tailored to be aligned closely with our performance, were consistent with choices we have made in prior years, and drove even in a year of uncertainty and change.

How we responded to a year of unprecedented turbulence

Amid the extraordinary environment, management focused the company’s resources on:

●reimagining how we work, while supporting the health and safety of our employees and their families,
●assisting and supporting customers financially and with close assistance by our customer advocacy teams
●managing our business for both the short and long term by protecting and retaining our customers and leading with time-to-value
●adapting to a new normal with speed, simplicity, and agility in supporting the release of our new unified offering, the Zendesk Suite.

We surpassed $1B and created significant momentum going into 2021

As we mentioned in our letter to stockholders filed on February 4, 2021, we are proud of surpassing our $1B annual revenue target for 2020 which we set five years ago - especially noteworthy given the milestone was achieved in a period that included a global pandemic.

While there are still challenges ahead, we are confident in our ability to help businesses around the world face a new digital economy. Our growth in 2020 was bolstered by demand for our products from businesses that have needed to pivot their business models towards that online engagement - helping us exit 2020 with a momentum in 2021 to continue driving long-term value for our stockholders.

32

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Highlights

NEO Compensation: For fiscal year 2020, on average, approximately 89% of the total compensation between our Named Executive Officers (excluding the CEO) was at-risk compensation and approximately 11% was fixed salary. For our CEO, at-risk compensation represented 92% of total compensation, fixed salary represented 8%, and our CEO pay ratio was 40:1. We define at-risk compensation as consisting of our short-term performance-based incentive bonus and long-term equity incentives. The majority of all Named Executive Officers’ total compensation was delivered in the form of equity awards — stock options and time-based restricted stock units — with values that are generally contingent on stock price.

Employee Bonuses (excluding executive officers): In consideration of the company’s performance and our employees’ agility in a year of unprecedented turbulence, management rewarded all eligible employees (excluding our executive officers) with a discretionary bonus at approximately 95-100% of their annual bonus target to recognize their contributions in 2020. Eligibility requirements for this discretionary bonus included that employees must be employed on the date of payout, hired by a certain date, in good standing, and not subject to another variable compensation plan. The Committee supported these discretionary bonuses.

NEO Bonuses: For 2020, NEOs (other than Mr. Gennaro) received 70% of their target bonuses, Mr. Gennaro (our President of Sales) received 114%, and the CEO received 0% of their respective target bonuses based on individual performance and other considerations as per the discretion afforded to the Committee.

About this Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the compensation committee arrived at the specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2020.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.

Executive overview

Our approach to compensation

At the core of our Company-wide compensation philosophy, we aim to provide compensation that is both externally competitive to the outside market and internally equitable in order to attract, motivate, and retain highly skilled and talented employees. In addition to salary and other types of compensation, we believe that providing long-term incentives in the form of equity awards broadly to our employee base enables our employees to take a long-term outlook with respect to our business and become tangible stakeholders in the successful achievement of our goals.

We value crafting and maintaining an executive compensation program that is benchmarked with peers and integrated with Company metrics that are of high importance to our investors. Our philosophy underlying our executive compensation is to increase our position to market for each compensation component relative to its alignment with our stockholders’ interests, resulting in a program that is skewed towards components that share the risk with our stakeholders and reward for performance.

2021 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PHILOSOPHY - COMPENSATION COMPONENTS

Our compensation philosophy is to provide an executive compensation program that rewards our management team for meeting our long-term business strategy, while rewarding the individual contributions of the team members.

Our executive compensation program is designed to achieve the following objectives:

Attract, motivate, and retain executive officers	Provide compensation packages that are competitive, reward achievement, and effectively align with stockholders’ interest	Increase the incentive to achieve key strategic performance measures	Promote teamwork and individual contribution

Our executive compensation program design uses a mix of compensation elements including base salary, performance-based incentives, long-term equity incentives, and benefits, including change in control benefits, to attract and maintain key personnel. In determining the amount of base salary, performance-based incentives, long-term equity incentives, and benefits awarded to each Named Executive Officer, the compensation committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the compensation committee looks at the overall compensation package and the relative amount of each element on an individual basis for each Named Executive Officer to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.

34

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL YEAR 2020 TARGETS

Employee stock purchase plan	●To align the interests of our broad employee base with the Company’s long-term objectives
Change in control benefits	●To mitigate some of the risk that exists for executives working for a company that is smaller than many of its competitors
Welfare and other benefits	●To make our executive officers more efficient and effective, and for recruitment and retention purposes

“Other NEO” percentages as shown above are calculated by taking a simple average of each Named Executive Officer’s compensation, other than the Chief Executive Officer.

We target a significant portion of our executive compensation to be delivered through “at-risk” compensation components. Our Amended and Restated Executive Incentive Bonus Plan (the “Bonus Plan”) for our executives is primarily based on non-GAAP operating margin and revenue results, and has a high minimum threshold for any bonus payout. A significant portion of the equity package for our executives is stock options, which are granted at fair market value of the stock price at the time of grant, resulting in equity value being directly tied both to stock price and to the broader market’s evaluation of the performance of our business. Because we target a similar economic value between restricted stock units and options, our option compensation calculation results in a greater number of shares granted to each executive as compared to restricted stock units. We believe this approach strongly incentivizes long-term alignment with our stock price.

We evaluate our compensation philosophy and compensation programs as circumstances require, and at a minimum, we review our executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive for talent, that we meet our retention objectives, and that our cost of replacement for a key employee is reasonable.

2020 advisory vote on compensation

We submitted a non-binding proposal to our stockholders at the 2020 Annual Meeting of Stockholders. This proposal consisted of a non-binding advisory vote to approve the compensation of the Named Executive Officers as disclosed in the proxy statement for the 2020 Annual Meeting of Stockholders.

2021 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Approximately 95% of the votes cast were in favor of the non-binding advisory vote to approve the compensation of the Named Executive Officers at the 2020 Annual Meeting of Stockholders. The compensation committee believes this indicates that our stockholders strongly support the philosophy, strategy, and objectives of our executive compensation programs. After considering this result and following our annual review of our executive compensation philosophy, the compensation committee decided to retain our overall approach to executive compensation. The compensation committee intends to continue to monitor stockholder concerns, including the results of the annual non-binding advisory vote to approve the compensation of the Named Executive Officers, in making future decisions affecting the compensation of the Named Executive Officers.

Executive compensation best practices

WHAT WE DO	WHAT WE DON’T DO
✓Closely monitored pay-for-performance philosophy in establishing program design and targeted pay levels for executive officers
✓Independent compensation consultant is hired by and reports to the compensation committee
✓Annual report by the independent compensation consultant to the compensation committee on Chief Executive Officer pay and performance alignment
✓Stock ownership guidelines for executive officers
✓Aggressive clawback policy
✓Double trigger change-in-control requirements in all executive officer compensation
✓General policy of four-year vesting on equity; one-year cliff on new hire grants

✕No single-trigger acceleration for Chief Executive Officer or other executive officers following a change in control
✕Employees and directors may not hedge or engage in short sales of our stock
✕No repricing underwater stock options

Design and structure of 2020 executive compensation

Executive compensation program elements

	Fixed	At-risk
Element	Base salary	Performance-based incentives	Long-term equity incentives

Why We Pay This Element	●To attract and retain highly qualified executive talent	●To create short-term incentives for the management team that will drive long-term value creation for our stockholders
●To encourage our Named Executive Officers to take a long-term outlook
●To provide our NEOs with an incentive to manage our Company from the perspective of an owner with an equity stake in the business
●To align our NEOs’ interests and contributions with the long-term interests of our stockholders

36

COMPENSATION DISCUSSION AND ANALYSIS

Base salary

We provide a base salary as a fixed source of compensation for each of our Named Executive Officers, allowing them a degree of certainty relative to the significant portion of their compensation that is at-risk compensation —performance-based incentives and equity awards with values that are generally contingent on stock price appreciation. Our compensation committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.

Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data. Thereafter, our compensation committee generally reviews, and adjusts as deemed necessary, base salaries for each of our Named Executive Officers annually.

In completing its annual review and adjustment, our compensation committee targets paying each of our Named Executive Officers base salaries that are conservative compared to our peer group, if such information is available, or conservative compared to salaries found in the survey data that it utilizes for similar positions. Additionally, in setting base salary levels, our compensation committee may consider a range of factors, including:

●	the individual’s anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies;
●	our compensation committee members’ experience and knowledge in compensating similarly situated individuals at other companies;
●	the value of the individual’s existing equity awards and our cash needs; and
●	a general sense of internal pay equity among our executive officers.

Consistent with prior years, our compensation committee reviewed the base salaries of our Named Executive Officers and determined to increase the base salaries for certain of our Named Executive Officers in February 2020, prior to the World Health Organization’s identification of the coronavirus (“COVID-19”) as a worldwide pandemic. In making a determination as to whether increases to the base salaries for each of our Named Executive Officers were appropriate, the compensation committee took into account the competitive market for management within our industry and geographic area and the expanded obligations of our Named Executive Officers due to our growing operations. The base salaries of our Named Executive Officers prior to and following the increase approved by the compensation committee in February 2020 and adjusted retroactively to January 1, 2020 were as follows:

Named Executive Officer	Base Salary Prior to 2020 Increase ($)	Base Salary Following 2020 Increase ($)	Percent Increase
Mikkel Svane	450,000	500,000	11.1%
Elena Gomez	400,000	450,000	12.5%
Norman Gennaro	350,000	400,000	14.3%
Adrian McDermott	390,000	420,000	7.7%
John Geschke	365,000	400,000	9.6%

Performance-based incentives

We adopted the Bonus Plan to provide for performance-based incentive payments upon the attainment of target objectives related to Company financial and operational measures, Company objectives, individual performance objectives, or a combination thereof, in each case as set by the compensation committee. The compensation committee took into account market data, relative levels of responsibility across the Company, tenure, and other relevant factors in order to set the target performance-based incentive for each Named Executive Officer. The target performance-based incentive for the Named Executive Officers as compared to their base salaries was as follows:

2021 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

TARGET PERFORMANCE-BASED INCENTIVES

Named Executive Officer	2020 Base Salary ($)	2020 Target Performance-Based Incentive Under the Bonus Plan ($)	2020 Target Performance-Based Incentive as Percent of Base Salary
Mikkel Svane	500,000	500,000	100%
Elena Gomez	450,000	315,000	70%
Norman Gennaro	400,000	400,000	100%
Adrian McDermott	420,000	252,000	60%
John Geschke	400,000	200,000	50%

Each executive officer who participates in the Bonus Plan has a target performance-based incentive set for the performance period, as well as one or more target objectives under the Bonus Plan for the performance period. The attainment level of the target objectives is measured at the end of the performance period after our financial results for the performance period have been released (or such other appropriate time as the compensation committee determines), with the payout based on such attainment level and as approved by the compensation committee. The Bonus Plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion and to adjust incentive payments (by increasing or decreasing the amount payable), in each case based on an executive officer’s attainment of individual performance objectives or other conditions, as determined by the compensation committee.

The compensation committee believes that the payment of performance-based incentives under the Bonus Plan allows the Company to create short-term incentives for the management team that, given the alignment of the target objectives with the Company’s internal operating plan, will drive long-term value creation for our stockholders by motivating each member of the management team to focus his or her efforts on successfully executing such operating plan.

For the Named Executive Officers, the compensation committee established a twelve-month performance period commencing on January 1, 2020 and ending on December 31, 2020. The payment of the performance-based incentive followed the completion of such period.

Target objectives under the bonus plan

In considering target objectives for the management team for fiscal year 2020, the compensation committee determined that establishing target objectives for the management team that encouraged efficient revenue growth, and an additional component for Mr. Gennaro that encouraged achieving new business and expanding our go-to-market approach, aligned the management team’s incentives with the interests of the Company’s stockholders. Therefore, the compensation committee designed the target objectives for the Named Executive Officers as described below.

38

COMPENSATION DISCUSSION AND ANALYSIS

Revenue growth rate component	Operating margin component

The Revenue Growth Rate Goal was the percentage of achievement of the year-over-year revenue growth during the period as compared to the internal operating plan. Year-over-year revenue growth during a period is determined by assessing the revenue generated over the period as compared to the revenue generated over the prior year period.

Rationale: The compensation committee chose the Revenue Growth Rate Goal as a component of the target objectives because the compensation committee believes that achieving significant revenue growth is a primary objective for the Company and its stockholders and contributes to the Company’s year-over-year financial performance. Furthermore, the compensation committee believes that each of our Named Executive Officers was in a position to focus on revenue growth, and the compensation committee desired to incentivize this focus.

The Operating Margin Goal was the percentage of achievement of non-GAAP operating margin for the period as compared to the internal operating plan. Non-GAAP operating margin is the ratio of the non-GAAP operating loss/profit for a period (which excludes share-based compensation, amortization of share-based compensation capitalized in internal-use software, employer tax related to employee stock transactions, amortization of purchased intangibles, acquisition-related costs, and real estate impairments) to our revenue for the period.

Rationale: The compensation committee chose the Operating Margin Goal as a component of the target objectives because the compensation committee believes that revenue growth must be achieved efficiently and with a long-term focus on achieving profitability. Further, the compensation committee believes that each of our Named Executive Officers was in a position to focus on scaling our operations efficiently and desired to incentivize this focus.

Gross bookings component

An additional component of the target objectives for Mr. Gennaro only—the Gross Bookings Goal—was based on the consolidated gross additional annual recurring revenue added during the performance period, as compared to the Company’s internal operating plan. The Gross Bookings Goal was the percentage of achievement of the consolidated gross annual recurring revenue added to paid customer accounts on our products during the performance period as compared to the internal operating plan. Gross bookings added during a period is determined by assessing the forward-looking legal determination of recurring revenue based on the terms of the contract for all new paid customer accounts added during such period, as of the date of addition, and expansions within existing paid customer accounts on our products during such period, as of the date of expansion. Recurring revenue is not determined by reference to historical revenue or any other GAAP financial measure.

Rationale: The compensation committee chose the Gross Bookings Goal as a component of Mr. Gennaro’s target objective because the compensation committee wanted to provide an incentive that encouraged Mr. Gennaro to focus on achieving new business and expanding the reach of our go-to-market approach.

2021 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Individual performance adjustment

In addition to the target objectives described above, our compensation committee may exercise its discretion to adjust payments of each Named Executive Officer’s performance-based incentive up or down based on our Chief Executive Officer’s assessment of performance and other achievements not otherwise reflected in the target objectives.

Target objectives payment guidelines

For each of the Named Executive Officers, other than Mr. Gennaro, the Revenue Growth Rate Goal comprised 75% of the target performance-based incentives, and the Operating Margin Goal comprised 25% of the target performance-based incentives. For Mr. Gennaro, the Revenue Growth Rate Goal comprised 40% of his target performance-based incentives, the Operating Margin Goal comprised 20% of his target performance-based incentives, and the Gross Bookings Goal comprised 40% of his target performance-based incentives. The target performance-based incentive subject to each component for each Named Executive Officer was as follows:

TARGET PERFORMANCE-BASED INCENTIVE BY COMPONENT

Named Executive Officer	Total Target Performance- Based Incentive ($)	Target Performance- Based Incentive Subject to Revenue Growth Rate Component (% and $)		Target Performance- Based Incentive Subject to Operating Margin Component ($)		Target Performance- Based Incentive Subject to Gross Bookings Component (% and $)
Mikkel Svane	500,000	75%	375,000	25%	125,000	—	—
Elena Gomez	315,000	75%	236,250	25%	78,750	—	—
Norman Gennaro	400,000	40%	160,000	20%	80,000	40%	160,000
Adrian McDermott	252,000	75%	189,000	25%	63,000	—	—
John Geschke	200,000	75%	150,000	25%	50,000	—	—

REVENUE GROWTH RATE, OPERATING MARGIN, AND GROSS BOOKINGS COMPONENT PAYMENT GUIDELINES

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-based incentives for 2020

2020 ATTAINMENT OF PERFORMANCE-BASED INCENTIVES

Information regarding the attainment of the target objective to each of our Named Executive Officers under the Bonus Plan for 2020 is as follows:

COMPONENT ATTAINMENT

Component	Component Attainment	Component Payout Level	Component Target for 100% Payout	Actual Component Performance
Revenue Growth Rate	84%	0%*	31.1%	26.1%
Operating Margin	125%	0%*	4.51%	6.97%
Gross Bookings	85%	0%*	**	**
Overall*		0%*
*	Plan required a minimum attainment of 90% for Revenue Growth Rate for payout associated with any component.
**	We are not disclosing the target or actual level for this performance objective because we believe disclosure would cause substantial competitive harm (for example, by providing competitors insight into our sales strategy and business operations) without adding to a meaningful understanding of our business - we do not provide guidance on bookings nor do we disclose actual bookings throughout the year. Similar to our other component targets, the Compensation Committee set the Gross Bookings targets at a rigorous level so as to require significant effort by our executive to be attained. Accordingly, achievement against the target resulting in 100% of Gross Bookings component payout was inherently uncertain at the time the target was set.

Bonus award determination for 2020

For fiscal year 2020, consistent with prior years, the committee approved our 2020 short-term incentive bonus plan design and rigorous performance metrics in February 2020, prior to the World Health Organization’s identification of COVID-19 as a worldwide pandemic. Throughout the year, the Board and each of its committees met with senior management regularly and prioritized monitoring COVID-19’s impact on our employees, customers, and community, including monitoring working capital and liquidity, refocusing organizational priorities, supporting employee health and well-being worldwide, and assisting and retaining our customers who were heavily impacted by the pandemic.

In February 2021, in its consideration of executive compensation for 2020, the compensation committee reviewed the results of the quarter and fiscal year ended December 31, 2020, executive performance in light of the challenges presented by COVID-19 and the events that highlighted racial inequity, and compensation provided to and the retention of broad-based employees.

While our executives did not meet the minimum thresholds for achievement under target objectives we set at the beginning of 2020, the compensation committee considered the following factors in deciding whether to approve discretionary bonuses for our executives:

●

Company performance: Revenue for the fiscal year ended December 31, 2020 was $1.030 billion in revenue, exceeding our guidance for the full year ended 2020 provided on October 29, 2020, representing a 26% increase in revenue over the prior year period. The company also observed strong recovery in demand for our products and no significant negative impact to our liquidity from March 2020 to the end of 2020.

●

Global employee organizational health: Similar to our peers, our employees experienced rapid and drastic changes to their working environments, including governmental restrictions on movement and a global shift to remote work. Our executive team moved quickly to support our employees through adaptive leadership and by investing in resources to support our employees during this time, including mental health resources, wellness allowances, and new leave programs. We remained productive throughout 2020 and did not lay off employees in response to the COVID-19 pandemic.

●

Broad-based discretionary bonuses: In light of resilience through the pandemic and continued productivity, all eligible employees (excluding executive officers) received a discretionary bonus at 95-100% of their annual bonus target to recognize their contributions in 2020.

2021 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Consistent with the above considerations, the compensation committee decided to adjust the amounts payable to certain of our Named Executive Officers under the Bonus Plan pursuant to the discretion afforded to the committee under the Bonus Plan. The compensation committee approved a one-time incentive payment to Ms. Gomez, Mr. McDermott, and Mr. Geschke, equal to 70% of their bonus target, which is below the discretionary bonus percentage paid to all employees other than the executive officers (other than the CEO). The compensation committee additionally approved a one-time incentive payment to Mr. Gennaro, equal to 114% of his target, due to overperformance against adjusted booking expectations following the impact of COVID-19.

To emphasize his support of the executive team and our employees during this time, the compensation committee approved Mr. Svane’s suggestion for him to not receive a discretionary bonus for 2020.

Information regarding the payment of compensation to each of our Named Executive Officers under the Bonus Plan for fiscal year 2020 is as follows:

2020 DISCRETIONARY BONUS PAYOUT

Named Executive Officer	2020 Base Salary ($)	2020 Target Performance- Based Incentive as Percent of Base Salary	2020 Discretionary Bonus as Percent of 2020 Target Performance-Based Incentive	2020 Discretionary Bonus ($)
Mikkel Svane	500,000	100%	0%	0
Elena Gomez	450,000	70%	70%	220,500
Norman Gennaro	400,000	100%	114%	456,000
Adrian McDermott	420,000	60%	70%	176,400
John Geschke	400,000	50%	70%	140,000

Long-term equity incentives

We believe that providing long-term incentives in the form of equity awards encourages our Named Executive Officers to take a long-term outlook and provides our Named Executive Officers with an incentive to manage our Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our Named Executive Officers to benefit from future successes in our business through the appreciation of the value of their equity awards, the compensation committee believes that equity awards align our Named Executive Officers’ interests and contributions with the long-term interests of our stockholders. In addition, the compensation committee believes that offering meaningful equity ownership in our Company assists us in retaining our Named Executive Officers and other key employees.

Generally, our executive officers are granted equity awards at the time of hire, the size and form of which are determined through arm’s-length negotiation with the individual executive officer, taking into account his or her qualifications, experience, comparable market data, and expected roles and responsibilities. The equity awards granted to our executive officers upon hire generally vest over four years with 25% of the award vesting during the month of the first anniversary of the date of hire, and the remaining portion of the award vesting in equal monthly installments over the subsequent 36 months.

50% of targeted economic value of executive equity compensation is stock options	Long-term outlook: Equity vests over 4 years

The equity compensation for our Named Executive Officers for fiscal year 2020 consisted of annual equity awards, in the form of stock options and restricted stock units. The compensation committee believes that because the Company’s annual equity awards require an equity award holder’s continued provision of services to the Company through each applicable vesting date, the annual equity awards serve as effective retention tools. For fiscal year 2020, the compensation committee targeted providing approximately 50% of the intended economic value of equity awards for each Named Executive Officer in the form of stock options and the remaining portion as restricted stock units. The compensation committee believes that

42

COMPENSATION DISCUSSION AND ANALYSIS

weighting the awards in this manner motivates the management team to focus its efforts on increasing the market value of the Company’s common stock through the execution of the Company’s long-term objectives.

●	Restricted Stock Units: The compensation committee determined the inclusion of the restricted stock units in the annual equity awards based on its belief that this would add to the retention effect of the annual equity awards, reward for growth in the market price of the Company’s common stock, and permit the Company to use fewer shares in the grant of the annual equity awards than it would in granting annual equity awards that were comprised solely of stock options, while also retaining a significant portion of compensation as stock options. The restricted stock unit portion of each annual equity award generally vests in equal monthly installments over four years, subject to an equity award holder’s continued provision of services to the Company through each applicable vesting date.
●	Stock Options: As stock options are granted at the fair market value of our stock price at the time of grant, we believe that these awards are effective instruments in tying the value of such compensation directly to stock price performance and stockholder value creation. The stock options used as part of our annual equity awards generally have a ten-year term and vest in equal monthly installments over four years, subject to an equity award holder’s continued provision of services to the Company through each applicable vesting date.

For its analysis of the intended aggregate grant date fair value of the equity compensation to be granted to each Named Executive Officer for the year, the compensation committee compared the grant date fair value of the award to those made to executives within the applicable peer group using a Black-Scholes valuation methodology for options that is consistent with the FASB ASC Topic 718 and the grant date fair value for restricted stock units. We believe these comparisons provide important additional context for assessing the competitiveness of our equity-based compensation practices with market practices.

The compensation committee targeted providing each of our Named Executive Officers with equity award grants that were competitive with similar executives at comparable companies. Given the competitive nature of the industry in which we operate, the compensation committee believes equity compensation at this level is generally required to retain our existing Named Executive Officers and to hire new executive officers when and as required.

Other compensation and benefits

Employee stock purchase plan

Participation in the 2014 Employee Stock Purchase Plan (“ESPP”) is available to all Named Executive Officers on the same basis as our other employees. However, any Named Executive Officers who are 5% stockholders, or would become 5% stockholders as a result of their participation in the ESPP, are ineligible to participate in the ESPP. Under the ESPP, eligible employees are granted options to purchase shares of our common stock through payroll deductions. The ESPP provides for eighteen-month offering periods, which include three six-month purchase periods. At the end of each purchase period, employees are able to purchase shares at 85% of the lower of the fair market value of our common stock at the beginning of an offering period or the fair market value of our common stock at the end of the purchase period. Since employees who participate in the ESPP have the opportunity to benefit from any appreciation in the value of the Company’s common stock due to the execution of the Company’s long-term objectives between the beginning of each offering period and end of each purchase period, we believe that offering the ESPP aligns the interests of our broad employee base with the Company’s long-term objectives.

Change in control benefits

In fiscal year 2015, our compensation committee adopted a Change in Control Acceleration Plan (the “Acceleration Plan”) that provides participants with accelerated vesting of all outstanding and unvested equity awards in the event of the termination of the individual’s employment from the Company under specified circumstances following a change in control (a “double trigger”). All Named Executive Officers were provided with the opportunity to participate in the Acceleration Plan; however, participation was not mandatory and executive officers could elect to maintain any existing rights to the accelerated vesting of equity awards in lieu of participating in the Acceleration Plan. However, once an executive officer makes an election to participate in the Acceleration Plan, the acceleration provisions of the Acceleration Plan supersede any other arrangements then in place related to the acceleration of equity awards. Following the adoption of the Acceleration Plan, the compensation committee does not anticipate that new executive officers will be eligible for change in control arrangements other than those provided by the Acceleration Plan.

2021 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation committee (and in periods prior to our initial public offering, our Board) determined that we would provide change in control arrangements to our Named Executive Officers in order to mitigate some of the risk that exists for executives working for a company that is smaller than many of its competitors. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. We also believe that entering into these arrangements and the level of acceleration provided by such arrangements will help these executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

Mr. Svane has acceleration provisions pursuant to an agreement that pre-dates the adoption of the Acceleration Plan, and the terms of Mr. Svane’s acceleration provisions are consistent with the Acceleration Plan. Ms. Gomez, Mr. McDermott, Mr. Gennaro, and Mr. Geschke are participants in the Acceleration Plan. For quantification of, and additional information regarding, the change in control arrangements of our Named Executive Officers, please see the discussion under “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Welfare and other benefits

We have established a tax-qualified Section 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, employees may elect to defer their eligible compensation by up to the statutory limit and contribute to the plan. We initiated an employer matching contribution on employee contributions in 2017. For fiscal year 2020, we matched 25% of the first 4% of eligible contributions made to the plan by our employees, including our Named Executive Officers. If an employee contributed at least 3% of total eligible contributions in 2020, we made a one-time additional 2% contribution to such employee’s plan to recognize the challenging year. All such matching and one-time contributions were immediately and fully vested.

In addition, we provide other employee welfare and benefit programs to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are a resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and employee intrinsic value.

Other than payments for parking, gifts, and payments of membership fees in certain rewards programs, we do not generally provide perquisites to our executive officers except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide other perquisites or personal benefits in certain circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, and retention purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Procedures for determining compensation

Executive compensation decision-making process

Role of the compensation committee and executive officers in compensation decisions

The compensation of our Named Executive Officers is determined by our compensation committee. Our Chief Executive Officer typically provides annual recommendations to the compensation committee and discusses with the compensation committee the compensation and performance of our executive officers, other than himself. Because our Chief Executive Officer is involved in the day-to-day operation of our business, he is able to base his recommendations in part upon his review of the performance of our executive officers. Our compensation committee may exercise its discretion in modifying any recommended compensation adjustments or awards to executives. Our compensation committee reviews the performance of our Chief Executive Officer and meets in executive session without him to determine his compensation. In addition, compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members and our Chief Executive Officer, but also our Chief People Officer and senior members of our legal and people operations teams who may provide information, data, analysis, and updates to our compensation committee.

Role of compensation consultant

The compensation committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For fiscal year 2020, the compensation committee retained the services of Compensia, Inc., an independent national compensation consulting firm (“Compensia”), to review and advise on the principal aspects of the Company’s executive compensation program. The executive compensation program services included providing recommendations regarding the determination of peer group companies, analyzing publicly available compensation data of peer group companies, compensation survey data, and other publicly available data, and reviewing and advising on the target compensation opportunities for our executive officers, including base salaries, performance-based compensation, and long-term incentives. In addition, Compensia also reviewed Board compensation, provided market practices for equity compensation design and developed a compensation risk assessment. The compensation risk assessment included, among other factors, a review of executive compensation, base salary, annual bonuses, sales compensation, equity incentives, and other related categories and did not identify policies or practices likely to have a material adverse effect on the Company. In electing to engage Compensia, the compensation committee took into consideration all factors relevant to Compensia’s independence from the Company’s management and concluded that no conflict of interest existed that would prevent Compensia from independently advising the compensation committee.

Use of market data and peer group

With the assistance of Compensia, the compensation committee consulted market data to better inform its determination of the key elements of our compensation program in order to develop a compensation program that the compensation committee believes will enable us to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and peer groups. The compensation data for fiscal year 2020 consisted of compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers based on roles and responsibilities.

For the determination of compensation of our Named Executive Officers for fiscal year 2020, our compensation committee considered the following companies as our peer group:

Aspen Technology, Inc.	Hubspot, Inc.	Pegasystems Inc.	Snap, Inc.
Cornerstone OnDemand, Inc.	New Relic, Inc.	Pivotal Software, Inc.	The Trade Desk, Inc.
DocuSign, Inc.	Okta, Inc.	Proofpoint, Inc.	Twilio Inc.
Dropbox, Inc.	Paycom Software, Inc.	RingCentral, Inc.	Veeva Systems, Inc.
Guidewire Software, Inc.	Paylocity Holding Corporation	Slack Technologies, Inc.	Zoom Video
Communications, Inc.

2021 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Because publicly-filed compensation data is generally limited to those of a company’s Chief Executive Officer, Chief Financial Officer, and three most highly paid executive officers (other than the Chief Executive Officer and the Chief Financial Officer), the compensation committee also utilized data from Compensia based on a custom cut of the Radford Global Technology Survey (which is based on the peer group companies with additional similarly sized companies in order to provide sufficient market data for all of the executive positions) in determining the compensation for Mr. McDermott, Mr. Gennaro, and Mr. Geschke.

The compensation committee selected the companies in our peer group and utilized the Radford Global Technology Survey because it believes that these companies compete with us for executive talent and were similar to us in revenue, revenue growth rate, market capitalization, industry, and size. The compensation committee also determined that the companies in the peer group generally have executive officer positions that are comparable to ours in terms of breadth, complexity, and scope of responsibilities.

While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer groups, we believe that the companies represented in the surveys and peer group similarly compete for talent with such larger companies and hence are an appropriate comparison for our employment market. Our compensation committee uses market data as one information point when making compensation decisions, understanding that such data cannot be applied formulaically. The compensation committee used this market data to ensure that no individual element of the total compensation was below a level that, in the determination of the compensation committee, would prevent the Company from effectively competing for talent. In addition to market compensation studies, our compensation committee has historically taken into account other data, including input from the members of the compensation committee based on, among other things, their experience in compensation matters.

The compensation committee reviews the peer group annually and removes companies that it no longer believes are comparable and adds new companies that may now be comparable and have disclosed public information for which the compensation committee can compare. In fiscal year 2020, the compensation committee, based on the recommendations of Compensia, determined to use the following peer group in its review and determination of the compensation for executive officers for the year ending December 31, 2021:

2021 PEER GROUP			REMOVED FROM THE PEER GROUP
Aspen Technology, Inc.	New Relic, Inc.	Slack Technologies, Inc.	Cornerstone
DocuSign, Inc.	Okta, Inc.	Snap Inc.	OnDemand, Inc.
Dropbox, Inc.	Paycom Software, Inc.	SolarWinds Corporation	Pivotal Software, Inc.
Dynatrace, Inc.	Paylocity Holding	The Trade Desk, Inc.	Zoom Video
Fair Isaac Corporation	Corporation	Twilio Inc.	Communications, Inc.
Guidewire Software, Inc.	Pegasystems Inc.	Veeva Systems, Inc.
Hubspot, Inc.	Proofpoint, Inc.
RingCentral, Inc.

New for 2021

In reviewing the peer group for appropriateness for the year ending December 31, 2021, or fiscal year 2021, as compared to fiscal year 2020, Pivotal Software, Inc. was removed from the list of comparable companies because it was acquired and ceased to be a public company. Cornerstone OnDemand, Inc. and Zoom Video Communications, Inc., were removed from the list of comparable companies because during fiscal year 2020, each of their market capitalization was generally no longer comparable to our market capitalization. Dynatrace, Inc., Fair Isaac Corporation, and SolarWinds Corporation were added to the list of peer companies for fiscal year 2021 because of their stronger fit with Zendesk’s updated financial profile.

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COMPENSATION DISCUSSION AND ANALYSIS

Risks related to compensation policies and practices

As part of its oversight function, our Board, and the compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board has concluded that such compensation plans, including executive compensation, do not encourage risk-taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Other compensation policies

Stock ownership guidelines

Effective February 1, 2019, we adopted the Executive Officer and Non-Employee Director Stock Ownership Policy, or Stock Ownership Policy, that is applicable to our non-employee directors, Chief Executive Officer, and those employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act. The Stock Ownership Policy requires that non-employee directors hold equity in the Company with a value equal to at least three times the non-employee director’s annual Board cash compensation, the Chief Executive Officer own equity in the Company equal to at least three times his annual base salary and that all other covered executives own equity in the Company equal to at least one times his or her annual base salary. The Stock Ownership Policy provides for a phase-in period, which provides that an individual subject to the policy is required to be in compliance with the minimum equity ownership requirement by the first December 31st that occurs following the five-year anniversary of the date on which the non-employee director or Section 16 officer first became subject to the Stock Ownership Policy, or, if later, February 1, 2024. If the Stock Ownership Policy were hypothetically effective as of March 22, 2021, our non-employee directors, Chief Executive Officer and Chair, and employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act are currently in compliance with the Stock Ownership Policy. The Stock Ownership Policy also includes certain share retention obligations that apply to officers and directors who have not met the minimum equity ownership requirements by the end of their phase-in date or who cease to hold the minimum equity ownership at any time following such date.

STOCK OWNERSHIP REQUIREMENTS

Chief Executive Officer	3x annual base salary
All other Executive Officers	1x annual base salary
Non-employee Directors	3x annual cash compensation

Compensation “clawback” policy

On February 1, 2019, the Board adopted a policy that gives the Board (or any duly authorized committee of the Board) discretion to require that any of our Company’s executive officers, including the named executive officers, repay incentive-based compensation to our Company if the Board (or the committee to which it has delegated authority) determines, in its sole discretion based on relevant facts and circumstances, that the executive officer’s intentional misconduct or fraud caused our Company to materially restate all or a portion of its financial statements. The compensation committee believes that the clawback policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers.

Policy regarding the pricing and timing of equity awards

All equity awards to our employees, including executive officers, and to our directors have been granted at the closing price of our common stock on the NYSE on the date of grant and are reflected in our consolidated financial statements, in accordance with FASB ASC Topic 718, based on such price. While we have not adopted a policy pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information, and do not currently have any plans to implement such a policy, we generally do not grant stock options to executive officers during

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COMPENSATION DISCUSSION AND ANALYSIS

regularly scheduled quarterly blackout windows or in anticipation of the release of material nonpublic information. We do not time the release of material nonpublic information for the purpose of affecting the value of equity awards or other compensation granted to our executive officers. We believe that the grant of equity awards should be made in the normal course of business, aligning the interests of the stock option recipients with those of the stockholders, rather than seeking to provide an immediate benefit to option recipients through the timing of stock option grants.

Insider trading policy and Rule 10b5-1 sales plans

We have an insider trading policy that prohibits our officers, directors, and all other employees from engaging in, among other things, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Further, we have an additional policy that prohibits, among other things, officers, directors, and certain other persons from engaging in short sales, the use of our securities as collateral in a margin account, and the pledging of our securities as collateral for loans. Our insider trading policy permits our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

Tax considerations

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934 because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

On March 11, 2021, The American Rescue Plan Act of 2021 (the “ARPA”) was signed into law to assist in the economic and health recovery brought on by the COVID-19 pandemic. Beginning on or after January 1, 2027, the ARPA expands the applicability of Section 162(m) to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will at least be 10.

In designing our executive compensation program and determining the compensation of our executive officers, including our Named Executive Officers, the compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the compensation committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible. The compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted in order to allow such compensation to be consistent with the goals of our executive compensation program, even though some compensation awards may result in non-deductible compensation expense.

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COMPENSATION DISCUSSION AND ANALYSIS

Report of the compensation committee of the Board of Directors

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporated by reference in its entirety the proxy statement in which this report appears, except to the extent that Zendesk specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the sections captioned “Compensation Discussion and Analysis” and “Executive Compensation” with management. Based on such review and discussions, the compensation committee recommended to our Board that these “Compensation Discussion and Analysis” and “Executive Compensation” sections be included in this proxy statement for the year ended December 31, 2020.

Compensation Committee

Carl Bass (Chair)
Hilarie Koplow-McAdams
Michael Curtis

Compensation committee interlocks and insider participation

During the fiscal year ended December 31, 2020, Messrs. Bass and Curtis and Ms. Koplow-McAdams served as members of the compensation committee. Ms. Marooney was a member of the compensation committee until her departure in May 2020. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

2021 PROXY STATEMENT	49

Summary compensation table—2020

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to each Named Executive Officer for services rendered in all capacities to the Company for such years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Executive Officers
Mikkel Svane,	2020	500,000	–	3,491,734	2,491,384	–	6,212	6,489,330
Chief Executive Officer	2019	450,000	–	1,897,693	1,484,179	554,625	22,647	4,409,144
	2018	420,000	–	1,247,400	1,040,312	425,250	170,617	3,303,579
Elena Gomez,	2020	450,000	220,500	2,327,852	1,660,944	–	16,522	4,675,818
Chief Financial Officer	2019	400,000	–	1,458,073	1,140,354	345,100	32,543	3,376,070
	2018	375,000	–	1,189,650	992,150	303,750	11,982	2,872,532
Norman Gennaro,	2020	400,000	456,000	1,745,912	1,245,724	–	15,065	3,862,700
President of Sales	2019	350,000	–	1,143,012	893,946	408,800	35,236	2,830,994
	2018	298,846	100,000	4,429,800	1,688,200	369,962	40,340	6,927,147
Adrian McDermott,	2020	420,000	176,400	1,745,912	1,245,724	–	13,601	3,601,636
President of Products	2019	390,000	–	1,773,134	1,386,762	240,338	34,577	3,824,811
	2018	375,000	–	847,000	706,385	253,125	62,082	2,243,592
John Geschke,	2020	400,000	140,000	1,454,941	1,038,114	–	14,321	3,047,376
Chief of Staff
(1)	The amounts reported represent the aggregate grant date fair value of the stock awards granted to the Named Executive Officer in the fiscal years ended December 31, 2018, 2019, and 2020, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 12, 2021. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers upon vesting of the awards.
(2)	The amounts reported represent the aggregate grant date fair value of the stock options awarded to the Named Executive Officer in the fiscal years ended December 31, 2018, 2019, and 2020, as applicable, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column for fiscal year 2020 are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 12, 2021. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers upon exercise of the options.
(3)	The amounts reported represent the bonuses paid to the applicable Named Executive Officer pursuant to the Bonus Plan. See the “Executive Compensation Program Elements—Performance-Based Incentives” section under “Compensation Discussion and Analysis” for further discussion of the bonuses paid under the Bonus Plan in fiscal year 2020.
(4)	Amounts disclosed in this column include (i) Company contributions made to our Named Executive Officers’ 401(k) accounts, which contribution was made to all eligible employees generally, (ii) parking costs (and associated tax gross-up), and (iii) costs associated with a Company-provided credit card (and associated tax gross-up), each as further described in “Compensation Discussion and Analysis—Executive Compensation Program Elements—Welfare and Other Benefits”.

50

EXECUTIVE COMPENSATION TABLES

Grants of plan-based awards in 2020

The following table sets forth information regarding grants of awards made to our Named Executive Officers during fiscal year 2020.

Name and Principal Position		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other Stock Awards: Number of Shares of Stock or units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mikkel Svane Chief Executive Officer		100,000	500,000	837,500
	02/10/2020				39,145			3,491,734
	02/10/2020					78,290	89.20	2,491,384
Elena Gomez Chief Financial Officer		63,000	315,000	527,625
	02/10/2020				26,097			2,327,852
	02/10/2020					52,194	89.20	1,660,944
Norman Gennaro President of Sales		96,000	400,000	948,000
	02/10/2020				19,573			1,745,912
	02/10/2020					39,146	89.20	1,245,724
Adrian McDermott President of Products		50,400	252,000	422,100
	02/10/2020				19,573			1,745,912
	02/10/2020					39,146	89.20	1,245,724
John Geschke Chief of Staff		40,000	200,000	335,000
	02/10/2020				16,311			1,454,941
	02/10/2020					32,622	89.20	1,038,114
(1)	These columns represent awards granted under our Bonus Plan for performance in fiscal year 2020. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. At the end of fiscal year 2020, pursuant to the Bonus Plan, the compensation committee approved a payment reflecting the final attainment under the Bonus Plan. See the “Executive Compensation Program Elements—Performance-Based Incentives” section under “Compensation Discussion and Analysis” for further discussion of the bonuses paid under the Bonus Plan in fiscal year 2020. Actual cash incentive awards earned in fiscal year 2020 by the Named Executive Officers under our Bonus Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.
(2)	The restricted stock units were granted under our 2014 Plan, have a seven-year term, and vest monthly over four years, subject to the Named Executive Officer’s continued employment through each applicable vesting date.
(3)	The stock options were granted under our 2014 Plan, have a ten-year term, and vest monthly over four years, subject to the Named Executive Officer’s continued employment through each applicable vesting date.

2021 PROXY STATEMENT	51

EXECUTIVE COMPENSATION TABLES

Outstanding equity awards at fiscal year-end table—2020

The following table summarizes, for each of the Named Executive Officers, the outstanding equity awards held as of December 31, 2020.

				Option Awards(1)				Stock Awards(1)(2)
Name and Principal Position	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Mikkel Svane Chief Executive Officer	02/13/2014	(3)(4)(5)	02/13/2014	1,579,511		9.52	02/13/2024
	02/05/2015	(4)(6)	02/05/2015	232,900		24.77	02/05/2025
	05/06/2016	(4)(6)	05/06/2016	75,000		23.44	05/06/2026
	05/09/2017	(4)(6)	05/09/2017	67,723	7,877	27.06	05/09/2027
	02/08/2018	(4)(6)	02/08/2018	45,899	18,901	38.50	02/08/2028
	02/07/2019	(4)(6)	02/07/2019	23,741	28,059	73.27	02/07/2029
	02/10/2020	(4)(6)	02/10/2020	16,310	61,980	89.20	02/10/2030
	05/09/2017	(4)(6)	05/15/2017					2,626	375,833
	02/08/2018	(4)(6)	01/15/2018					8,776	1,256,021
	02/07/2019	(4)(6)	01/15/2019					13,490	1,930,689
	02/10/2020	(4)(6)	02/15/2020					30,990	4,435,289
Elena Gomez Chief Financial Officer	05/06/2016	(7)	05/02/2016	68,000		23.44	05/06/2026
	05/09/2017	(6)	05/09/2017	26,099	3,501	27.06	05/09/2027
	02/08/2018	(6)	02/08/2018	43,774	18,026	38.50	02/08/2028
	02/07/2019	(6)	02/07/2019	18,241	21,559	73.27	02/07/2029
	02/10/2020	(6)	02/10/2020	10,873	41,321	89.20	02/10/2030
	05/09/2017	(6)	05/15/2017					1,167	167,021
	02/08/2018	(6)	01/15/2018					8,370	1,197,914
	02/07/2019	(6)	01/15/2019					10,365	1,483,439
	02/10/2020	(6)	02/15/2020					20,661	2,957,002
Norman Gennaro President of Sales	01/09/2018		01/02/2018	83,853	31,147	35.47 01/09/2028
	02/07/2019	(6)	02/07/2019	14,299	16,901	73.27 02/07/2029
	02/10/2020	(6)	02/10/2020	8,155	30,991	89.2 02/10/2030
	01/31/2018		01/15/2018					31,147	4,457,759
	02/07/2019	(6)	01/15/2019					8,126	1,162,993
	02/10/2020	(6)	02/15/2020					15,496	2,217,788

52

EXECUTIVE COMPENSATION TABLES

				Option Awards(1)				Stock Awards(1)(2)
Name and Principal Position	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Adrian McDermott President of Products	05/03/2013	(5)(8)	04/23/2013	38,164		6.24	05/03/2023
	02/13/2014	(5)(8)	02/13/2014	144,698		9.52	02/13/2024
	02/05/2015	(6)	02/05/2015	125,000		24.77	02/05/2025
	05/06/2016	(6)	05/06/2016	32,500		23.44	05/06/2026
	05/09/2017	(6)	05/09/2017	30,099	3,501	27.06	05/09/2027
	02/08/2018	(6)	02/08/2018	31,166	12,834	38.50	02/08/2028
	02/07/2019	(6)	02/07/2019	22,182	26,218	73.27	02/07/2029
	02/10/2020	(6)	02/10/2020	8,155	30,991	89.20	02/10/2030
	05/09/2017	(6)	05/15/2017					1,167	167,021
	02/08/2018	(6)	01/15/2018					5,959	852,852
	02/07/2019	(6)	01/15/2019					12,605	1,804,028
	02/10/2020	(6)	02/15/2020					15,496	2,217,788
John Geschke Chief of Staff	05/06/2016	(6)	05/06/2016	8,900		23.44	05/06/2026
	05/09/2017	(6)	05/09/2017	25,799	3,001	27.06	05/09/2027
	02/08/2018	(6)	02/08/2018	26,207	10,793	38.50	02/08/2028
	02/07/2019	(6)	02/07/2019	13,474	15,926	73.27	02/07/2029
	02/10/2020	(6)	02/10/2020	6,796	25,826	89.20	02/10/2030
	05/09/2017	(6)	05/15/2017					1,001	143,263
	02/08/2018	(6)	01/15/2018					5,011	717,174
	02/07/2019	(6)	01/15/2019					7,657	1,095,870
	02/10/2020	(6)	02/15/2020					12,913	1,848,109
(1)	Each equity award was granted pursuant to our 2014 Plan, unless otherwise indicated below. Additionally, unless otherwise described in the footnotes below, the equity awards are not immediately exercisable, the vesting of each equity award on a vesting date is subject to the equity award holder’s provision of service through such vesting date, each equity award vests over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments thereafter, and each equity award will accelerate in full if, upon a “change in control” (as defined in the Acceleration Plan) of the Company, the Named Executive Officer’s employment with us is terminated by us without “cause” (as defined in the Acceleration Plan) or by the Named Executive Officer for “good reason” (as defined in the Acceleration Plan) at any time during the period that ends 12 months following the consummation date of the change in control of the Company.
(2)	Amounts calculated using the closing market price of a share of the Company’s common stock as of December 31, 2020, the last trading day of fiscal year 2020, which was $143.12.
(3)	This stock option vests in 60 equal monthly installments commencing on the vesting commencement date and is immediately exercisable. Mr. Svane transferred 521,889 shares subject to the stock option pursuant to a qualified domestic relations order, in fiscal year 2017.
(4)	This equity award will accelerate in full if, upon a “sale event” (as defined in the 2009 Stock Option and Grant Plan (the “2009 Plan”) or the 2014 Plan, as applicable) of the Company, Mr. Svane’s employment with us is terminated by us without “cause” (with a definition that is consistent with the definition in the Acceleration Plan) or by Mr. Svane for “good reason” (with a definition that is consistent with the definition in the Acceleration Plan) at any time during the period that ends 12 months following the consummation date of the change in control of the Company.
(5)	This stock option was granted under our 2009 Plan.
(6)	This equity award vests in 48 equal monthly installments commencing on the vesting commencement date.
(7)	This stock option award pursuant to an Inducement Option Agreement vests over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments thereafter.
(8)	This stock option vests in 60 equal monthly installments commencing on the vesting commencement date and was immediately exercisable.

2021 PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES

Option exercises and stock vested in 2020

The following table sets forth the number of shares of common stock acquired during fiscal year 2020 by our Named Executive Officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mikkel Svane			31,635	2,885,967
Chief Executive Officer
Elena Gomez	59,000	5,071,258	35,520	3,050,513
Chief Financial Officer
Norman Gennaro			36,727	3,392,830
President of Sales
Adrian McDermott	14,584	1,487,774	19,558	1,790,800
President of Products
John Geschke	55,061	3,898,913	15,078	1,379,200
Chief of Staff
(1)	The value realized on exercise is the difference between the market price of the shares of the Company’s common stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the day prior to the vesting date.

54

EXECUTIVE COMPENSATION TABLES

Employment arrangements

Offer letters and employment agreements

Elena Gomez. On April 6, 2016, we entered into an offer letter with Ms. Gomez for the position of Chief Financial Officer. The offer letter provides for her at-will employment and sets forth her initial base salary, initial target annual performance-based incentive, initial equity award, eligibility to participate in the equity acceleration plan, and eligibility for the Company’s benefit plans generally.

Norman Gennaro. On November 26, 2017, we entered into an offer letter with Mr. Gennaro for the position of Senior Vice President, Worldwide Sales. In November 2019, Mr. Gennaro was promoted to our President of Sales. The offer letter provided for his at-will employment and sets forth his initial base salary, initial target annual performance-based incentive, sign-on bonus in the amount of $100,000, initial equity award, eligibility to participate in the equity acceleration provisions, and eligibility for the Company’s benefit plans generally.

Adrian McDermott. On June 16, 2010, we entered into an offer letter with Mr. McDermott for the position of Vice President of Engineering. In October 2016, Mr. McDermott was promoted to our President of Products. The offer letter generally provides for his at-will employment and sets forth his initial base salary, initial equity award, and eligibility for the Company’s benefit plans generally.

John Geschke. On May 30, 2012, we entered into an offer letter with Mr. Geschke for the position of General Counsel. In May 2017, Mr. Geschke was promoted to our Chief Legal Officer, in addition to his role as Senior Vice President, Administration. In November 2019, Mr. Geschke was promoted to Chief of Staff. In January 2021, Mr. Geshke stopped serving as our Chief Legal Officer. The offer letter generally provides for his at-will employment and sets forth his initial base salary, initial equity award, equity acceleration provisions (which have been superseded by his participation in the Acceleration Plan) and eligibility for the Company’s benefit plans generally.

Potential payments upon termination or change in control

Acceleration of equity awards and severance

Mikkel Svane. In the event of a “sale event” (as defined in the 2009 Plan or the 2014 Plan, as applicable), if Mr. Svane’s employment is terminated by us without “cause” or by Mr. Svane for “good reason” (in each case, as defined in the applicable equity award agreement, with definitions consistent with those in the Acceleration Plan) at any time during the period that ends 12 months following the sale event, then 100% of the outstanding and unvested equity awards held by Mr. Svane will be fully accelerated.

Elena Gomez. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Ms. Gomez’s employment is terminated by us without “cause” or by Ms. Gomez for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Ms. Gomez will be fully accelerated.

Norman Gennaro. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Mr. Gennaro’s employment is terminated by us without “cause” or by Mr. Gennaro for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Mr. Gennaro will be fully accelerated.

2021 PROXY STATEMENT	55

EXECUTIVE COMPENSATION TABLES

Adrian McDermott. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Mr. McDermott’s employment is terminated by us without “cause” or by Mr. McDermott for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Mr. McDermott will be fully accelerated.

John Geschke. Pursuant to the provisions of the Acceleration Plan, in the event of a “change in control” (as defined in the Acceleration Plan), if Mr. Geschke’s employment is terminated by us without “cause” or by Mr. Geschke for “good reason” (in each case, as defined in the Acceleration Plan) at any time during the period that ends 12 months following the change in control, then 100% of the outstanding and unvested equity awards held by Mr. Geschke will be fully accelerated.

Value of potential payments upon termination or change in control

PAYMENT ON QUALIFYING TERMINATION IN CONNECTION WITH CHANGE IN CONTROL($)(1)

Name	Value of Accelerated Stock Options ($)(2)	Value of Accelerated Restricted Stock Units ($)(3)	Total ($)
Mikkel Svane,	8,193,511	7,997,832	16,191,343
Chief Executive Officer
Elena Gomez,	6,026,130	5,805,377	11,831,507
Chief Financial Officer
Norman Gennaro,	6,204,545	7,838,539	14,043,084
President of Sales
Adrian McDermott,	5,251,381	5,041,688	10,293,069
President of Products
John Geschke,	3,982,429	3,804,416	7,786,845
Chief of Staff
(1)	A qualifying event for a Named Executive Officer is deemed to occur when the conditions set forth in the section “Potential Payments upon Termination or Change in Control—Acceleration of Equity Awards” have been met.
(2)	Based on a common stock price of $143.12, equal to the closing market price of the Company’s common stock on December 31, 2020, the last trading day of fiscal year 2020, less the applicable exercise price for each option for which vesting would have been accelerated.
(3)	Based on a common stock price of $143.12, equal to the closing market price of the Company’s common stock on December 31, 2020, the last trading day of fiscal year 2020, for each Restricted Stock Unit for which vesting would have been accelerated.

56

EXECUTIVE COMPENSATION TABLES

CEO pay ratio

In the following table, we have disclosed the median employee’s annual total compensation, the annual total compensation of Mr. Svane, our chief executive officer (“CEO”), and the ratio between the two.

2020 CEO annual total compensation	$6,489,330
2020 median employee annual total compensation	$164,293
Ratio of CEO to median employee compensation	40:1

Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation for employees other than the CEO. Compensation data was gathered for our entire employee population as of December 31, 2020, excluding Mr. Svane, for a trailing 12-month period. We used total 2020 earned compensation, including base salary, incentives, commissions, and stock-based compensation, as the compensation measure that best reflects the compensation of all our employees. In the process of identifying the median employee, we did not make any cost-of-living adjustments. In accordance with SEC rules, after identifying our median employee, the 2020 annual total compensation of the median employee and our CEO were determined using the same methodology that we use to determine our Named Executive Officers’ annual total compensation for the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our initial records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the Company used the CEO pay ratio measure in making compensation decisions.

2021 PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES

Equity compensation plan information

The table below presents information as of December 31, 2020 for our compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of common stock to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)
Equity compensation plans approved by	9,347,532	$31.41	19,258,652
stockholders(2)
Equity compensation plans not approved by	68,000	$23.44
stockholders(3)
Total	9,415,532	$31.42	19,258,652
(1)	The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)	Includes our 2009 Plan, 2014 Plan, and ESPP. Our 2014 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2015, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. Our ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2015, by the lesser of 1,500,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. On January 1, 2020, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 5,653,967 shares and 1,130,793 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)	Consists of awards granted outside of our 2014 Plan and intended to qualify as “employment inducement awards” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual.

Pension benefits

Aside from our 401(k) plan, which is described below, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.

Non-qualified deferred compensation

We do not maintain any non-qualified deferred compensation plans or arrangements under which our Named Executive Officers are entitled to participate.

Section 401(k) plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual statutory limits. For fiscal year 2020, we matched the first 3% of eligible contributions made to the plan by our employees, including our Named Executive Officers. Such matching contributions were immediately and fully vested. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

58

Selection of independent registered public accounting firm

Auditor fees

The following table sets forth the fees billed or expected to be billed by Ernst & Young LLP for audit, audit-related, tax, and all other services rendered for 2020 and 2019 (in thousands):

Fee Category	2020 ($)	2019 ($)
Audit Fees	3,363	3,035
Audit-Related Fees	440	275
Tax Fees	773	760
All Other Fees	3	7
Total Fees	4,578	4,077

Consist of aggregate fees for professional services provided in connection with the annual audits of our consolidated financial statements and internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, and fees related to accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.

Audit-related fees

Consist of aggregate fees for professional services related to Statement on Standards for Attestation Engagements (“SSAE”) No. 16, and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax fees

Consist of aggregate fees for tax compliance and consultation services.

All other fees

Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

2021 PROXY STATEMENT	59

AUDIT MATTERS

Policy on audit committee pre-approval of audit and permissible non-audit services of independent registered public accounting firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The audit committee has pre-approved all services performed since the pre-approval policy was adopted.

Report of the audit committee of the Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Zendesk specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of our Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Zendesk, and our Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE.

The audit committee’s general role is to assist our Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s audited consolidated financial statements for fiscal year 2020 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and Commission.

In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review, and other matters it deemed relevant, the audit committee recommended to our Board that the Company’s audited consolidated financial statements for fiscal year 2020 be included in its Annual Report on Form 10-K for 2020.

Audit Committee

Thomas Szkutak (Chair)
Michelle Wilson
Michael Frandsen

60

Number of directors; Board structure

Our Board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting, the term of the Class II directors expires at the 2022 annual meeting, and the term of the Class III directors expires at the 2023 annual meeting. Following re-election of a director, such director is expected to hold office for a three-year term or until the election and qualification of his or her successor in office. On March 31, 2021, the Board approved an increase in the size of the Board from eight (8) to ten (10), increased in the size of the Class II directors from three (3) to four (4), and increased in the size of the Class III directors from two (2) to three (3).

Nominees

Our Board has nominated each of Archana Agrawal, Hilarie Koplow-McAdams and Michelle Wilson for election as a Class I director of the Company, to hold office until the 2024 annual meeting of stockholders or until her successor is duly elected and qualified, subject to his earlier resignation or removal.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. Each of the nominees is a current member of our Board and has consented to serve if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

2021 PROXY STATEMENT	61

We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2021, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP served as our independent registered public accounting firm during our fiscal year ended December 31, 2020.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

62

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders.

Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Board and the compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the compensation committee. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.

Recommendation of our Board OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

2021 PROXY STATEMENT	63

Security ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 22, 2021, for:

●	each of our Named Executive Officers;
●	each of our directors;
●	all of our directors and executive officers as a group; and
●	each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

We have determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have deemed shares of our common stock subject to options and restricted stock units outstanding as of March 22, 2021 that were exercisable or issuable or will become exercisable or issuable within 60 days of March 22, 2021 to be outstanding and to be beneficially owned by the person holding the option or restricted stock unit for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock on 118,353,460 shares of our common stock outstanding as of March 22, 2021.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zendesk, Inc., 989 Market Street, San Francisco, California 94103.

Named Executive Officers and Directors:	Shares of Record	Ownership %
Mikkel Svane(1)	2,982,451	2.5%
Norman Gennaro(2)	153,575	*
John Geschke(3)	121,174	*
Elena Gomez(4)	194,133	*
Adrian McDermott(5)	529,742	*
Archana Agrawal(6)	2,272	*
Carl Bass(7)	64,946	*
Michael Curtis(8)	6,653	*
Michael Frandsen(9)	14,049	*
Brandon Gayle(10)	0	*
Steve Johnson(11)	0	*
Hilarie Koplow-McAdams(12)	12,819	*
Thomas Szkutak(13)	8,260	*
Michelle Wilson(14)	70,891	*

64

INFORMATION ABOUT STOCK OWNERSHIP

All directors and executive officers as a group (17 persons)(15)	4,323,834	3.6%
5% or Greater Stockholders
Vanguard(16)	10,607,904	9.0%
Price T Rowe Associates(17)	7,892,161	6.7%
Blackrock, Inc.(18)	7,294,485	6.2%
Janus Henderson Group(19)	6,962,600	5.9%
Total of all Directors, Officers, and >5% Shareholders	37,080,984	31.3%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Consists of (i) 837,106 shares held of record, (ii)154,000 shares held of record by the Svane Family Foundation, (iii) 1,985,053 shares subject to outstanding options which are exercisable within 60 days of March 22, 2021, and (iv) 6,292 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(2)

Consists of (i) 27,344 shares held of record, (ii) 119,383 shares subject to outstanding options which are exercisable within 60 days of March 22, 2021, and (iii) 6,848 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(3)

Consists of (i) 34,346 shares held of record, (ii) 83,921 shares subject to outstanding options which are exercisable within 60 days of March 22, 2021, and (iii) 2,907 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(4)

Consists of (i) 10,593 shares held of record, (ii) 179,278 shares subject to outstanding options which are exercisable within 60 days of March 22, 2021, and (iii) 4,262 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(5)

Consists of (i) 84,367 shares held of record, (ii) 441,577 shares subject to outstanding options which are exercisable within 60 days of March 22, 2021, and (iii) 3,798 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(6)	Consists of 2,272 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.
(7)

Consists of (i) 12,177 shares held of record, (ii) 50,000 shares subject to outstanding options which are exercisable within 60 days of March 22, 2021, and (iii) 2,769 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(8)	Consists of (i) 3,884 shares held of record, and (ii) 2,769 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.
(9)	Consists of (i) 11,280 shares held of record, and (ii) 2,769 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.
(10)	Mr. Gayle was appointed to our Board on March 31, 2021, and he does not hold any Zendesk shares.
(11)	Mr. Johnson was appointed to our Board on March 31, 2021, and he does not hold any Zendesk shares.
(12)	Consists of (i) 10,050 shares held of record, and (ii) 2,769 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.
(13)	Consists of (i) 5,491 shares held of record, and (ii) 2,769 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.
(14)	Consists of (i) 68,122 shares held of record, and (ii) 2,769 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.
(15)

Consists of (i) 1,299,417 shares held of record by our current directors and executive officers, (ii) 2,973,278 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of March 22, 2021, and (iii) 51,139 shares issuable within 60 days of March 22, 2021 upon the vesting of restricted stock units.

(16)

Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Vanguard Group, an investment adviser, beneficially owned 10,607,904 shares, with shared voting power over 112,265 shares, sole dispositive power over 10,408,602 shares, and shared dispositive power over 199,302 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(17)

Based on the most recently available Schedule 13G/A filed with the SEC on January 11, 2021 by T. Rowe Price Associates, Inc., or T. Rowe. T. Rowe beneficially owned 7,892,161 shares, with sole voting power over 2,326,944 shares and sole dispositive power over 7,892,161 shares. T. Rowe’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(18)

Based on the most recently available Schedule 13G/A filed with the SEC on February 5, 2021 by BlackRock, Inc., BlackRock, Inc. beneficially owned 7,294,485 shares, with BlackRock, Inc. having sole voting power over 6,632,354 shares, and sole dispositive power over 7,294,485 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(19)

Based on the most recently available Schedule 13G filed with the SEC on February 12, 2021 by Janus Henderson Group PLC, Janus Henderson Group PLC beneficially owned 6,962,600 shares, with Janus Henderson Group PLC having shared voting power over 6,962,600 shares, and shared dispositive power over 6,962,600 shares. The address of Janus Henderson Group PLC is 201 Bishopsgate EC2M 3AE, United Kingdom.

2021 PROXY STATEMENT	65

Our Board solicits your proxy on our behalf for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation, or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2021 Annual Meeting of Stockholders (the “Proxy Statement”) and the accompanying Notice of 2021 Annual Meeting of Stockholders. The Annual Meeting will be held virtually on May 18, 2021 at 2:00 p.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEN2021, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2020 Annual Report to Stockholders (the “2020 Annual Report”) is first being mailed on or about April 2, 2021 to all stockholders entitled to vote at the Annual Meeting.

In this Proxy Statement, the terms “Zendesk,” “the Company,” “we,” “us,” and “our” refer to Zendesk, Inc. and its subsidiaries. The mailing address of our principal executive offices is Zendesk, Inc., 989 Market Street, San Francisco, CA 94103.

Record Date
March 22, 2021.

Quorum
A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present at the virtual Annual Meeting or represented by proxy to constitute a quorum.

Shares Outstanding
118,353,460 shares of common stock outstanding as of the Record Date.

Voting
There are four ways a stockholder of record can vote:

(1)

directly at the Annual Meeting—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZEN2021, where stockholders may vote and submit questions during the Annual Meeting. The meeting starts at 2:00 p.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting;

(2)	via the Internet at www.proxyvote.com;
(3)	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 17, 2021. Please have your 16-Digit Control Number when you call; or
(4)	by completing, signing, dating, and mailing your proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 17, 2021. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy
Stockholders of record may revoke their proxies by attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy), by filing an instrument in writing revoking the proxy, by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted, or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

66

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Votes Required to Adopt Proposals
Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the affirmative vote of the majority of the votes properly cast is required for the election of each nominee to the Board. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. If the votes cast for any nominee do not exceed the votes cast against the nominee, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to our corporate governance guidelines.

For Proposal Two, the affirmative vote of the majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. This means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal.

For Proposal Three, the affirmative vote of the majority of the votes properly cast is required in order for our stockholders to approve the compensation of our Named Executive Officers. This means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal. Since this proposal is an advisory vote, the result will not be binding on our Board, the compensation committee of our Board, or the Company. Our Board and the compensation committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.

Effect of Abstentions and Broker Non-Votes
Abstentions, and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Abstentions are not considered votes cast for Proposal One, Proposal Two or Proposal Three, and will have no effect on the votes for these proposals.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with regard to Proposal One or Proposal Three unless you affirmatively provide the broker instructions on how to vote. Broker non-votes also will have no effect on the outcome of Proposal One or Proposal Three.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of the nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and “FOR” the non-binding advisory vote to approve the compensation of our Named Executive Officers. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

2021 PROXY STATEMENT	67

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Notice of Internet Availability of Proxy Materials
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the 2020 Annual Report, primarily via the Internet. On or about April 2, 2021, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the virtual meeting, and how to request printed copies of the proxy materials and 2020 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Additional Solicitation/Costs
We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the Notice and proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email, or facsimile, but they do not receive additional compensation for providing those services.

Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in street name. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability, 2020 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to receive separate proxy cards.

●

Registered Stockholders: If you are a registered stockholder and would like to enroll in this service, withdraw from this service, or receive additional copies of our Notice of Internet Availability, 2020 Annual Report and proxy materials, as applicable, mailed to you, please contact Broadridge Financial Solutions, Inc., either by calling 1-866-540-7095 (toll free), or by writing to Broadridge Householding department, 51 Mercedes Way, Edgewood, NY 11717. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.

●

Street Name Holders: Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

68

Requirements for stockholder proposals to be brought before the annual meeting

Our amended and restated bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. Since our Annual Meeting is being held virtually on May 18, 2021, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than January 18, 2022 and no later than February 17, 2022, in order to be raised at our 2022 annual meeting of stockholders. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 3, 2021. Such proposals must be delivered to our Secretary, c/o Zendesk, Inc., 989 Market Street, San Francisco, CA 94103.

2021 PROXY STATEMENT	69

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

70

zendesk

989 Market St
San Francisco, CA 94103
zendesk.com

888-670-4887

ZENDESK, INC.
989 MARKET STREET
SAN FRANCISCO, CA 94103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ZEN2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	To elect the following Class I Director Nominees:

	Nominees	For	Against	Abstain

1a.	Archana Agrawal	☐	☐	☐

1b.	Hilarie Koplow-McAdams	☐	☐	☐

1c.	Michelle Wilson	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Zendesk's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

3.	Non-binding advisory vote to approve the compensation of our Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com

ZENDESK, INC.
Annual Meeting of Stockholders
May 18, 2021 2:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mikkel Svane and Shanti Ariker as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of Zendesk, Inc. (the "Company") standing in the name of the undersigned on March 22, 2021, with all powers which the undersigned would possess if present at the 2021 Annual Meeting of Stockholders of the Company to be held on May 18, 2021 virtually at www.virtualshareholdermeeting.com/ ZEN2021 or at any adjournment, continuation, or postponement thereof. Receipt of the Notice of the 2021 Annual Meeting of Stockholders and Proxy Statement and the 2020 Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) "FOR" the election of each of the nominees for director; (ii) "FOR" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) "FOR" the non-binding advisory vote to approve the compensation of our Named Executive Officers, and (iv) in the discretion of the proxies, upon such other matters as may properly come before the 2021 Annual Meeting of Stockholders.

Continued and to be signed on reverse side